                           ASSET PURCHASE AGREEMENT



                                     among



                           DAILEY INTERNATIONAL INC.



                     DIRECTIONAL WIRELINE SERVICES, INC.,
                           DAMCO SERVICES, INC. AND
                           DAMCO TONG SERVICES, INC.


                                      and


                              THE SHAREHOLDERS OF
                     DIRECTIONAL WIRELINE SERVICES, INC.,
                           DAMCO SERVICES, INC. AND
                           DAMCO TONG SERVICES, INC.



                   DATED EFFECTIVE AS OF: November 30, 1997





0570127 (Damco Purchase Agreement: Execution Copy)

                               TABLE OF CONTENTS


                                                                            Page
                                    ARTICLE I


            1.1   Definitions..............................................  1
            1.2   Agreement to Purchase and Sell...........................  8
            1.3   Purchase Price........................................... 12
            1.4   Assumption of Liabilities................................ 13
            1.5   Instruments of Transfer; Further Assurances.............. 15
            1.6   Value Assigned to the Assets............................. 15
            1.7   Closing.................................................. 15
            1.8   Closing Balance Sheet.................................... 17

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS


            2.1   Organization and Good Standing........................... 19
            2.2   Capitalization of Subsidiary............................. 20
            2.3   Authority; No Conflict................................... 21
            2.4   Financial Statements..................................... 22
            2.5   Inventory................................................ 23
            2.6   Receivables.............................................. 23
            2.7   Tangible Property........................................ 23
            2.8   Books and Records........................................ 24
            2.9   Real Property............................................ 24
            2.10  Company Products and Inventory........................... 25
            2.11  Taxes.................................................... 25
            2.12  Employee Benefits........................................ 28
            2.13  Compliance with Certain Legal Requirements; Governmental
                  Authorizations........................................... 32
            2.14  Litigation............................................... 32
            2.15  Absence of Certain Changes or Effects.................... 33
            2.16  Contracts; Leases; Absence of Certain Practices.......... 33
            2.17  Insurance................................................ 36
            2.18  Environmental Matters.................................... 37
            2.19  Brokers or Finders....................................... 38
            2.20  Labor Matters............................................ 39
            2.21  Intellectual Property.................................... 39
            2.22  Effect of Transaction.................................... 40
            2.23  No Material Omissions.................................... 40
            2.24  Suppliers................................................ 40

                                                                        Page No.

            2.25  Customers................................................ 40
            2.26  Performance Bonds; Letters of Credit..................... 40
            2.27  Solvency................................................. 40
            2.28  Authority................................................ 41
            2.29  No Conflict With Laws.................................... 41
            2.30  No Brokers............................................... 41
            2.31  Foreign Person........................................... 42
            2.32  No Assets................................................ 42

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

            3.1   Organization and Good Standing........................... 42
            3.2   Authority; No Conflict................................... 42
            3.3   Certain Proceedings...................................... 43
            3.4   Brokers or Finders....................................... 43
            3.5   Financial Capacity....................................... 43

                                  ARTICLE IV

                           COVENANTS OF THE SELLERS


            4.1   Access................................................... 43
            4.2   Operation of the Business................................ 43
            4.3   Conduct of Business of the Companies..................... 44
            4.4   Third Party Consents; FTC Notification................... 46
            4.5   Best Efforts............................................. 46
            4.6   Change of Companies' Name................................ 46
            4.7   Vacate Real Property..................................... 47
            4.8   Title Policy and Surveys................................. 47
            4.9   No Negotiation........................................... 47
            4.10  Phase I Environmental Studies............................ 48

                                   ARTICLE V

                                OTHER COVENANTS

            5.1   Further Actions.......................................... 48
            5.2   Transfer Taxes........................................... 49
            5.3   Public Announcements..................................... 50
            5.4   Non-competition.......................................... 50
            5.5   Purchase Price Allocation................................ 52




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


                                                                        Page No.

            5.6   Limitation on Assignments................................ 52
            5.7   Stockholder Approval; Voting; Restriction on Disposition. 53

                                  ARTICLE VI

                            CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF BUYER TO CLOSE

            6.1   Accuracy of Representations.............................. 54
            6.2   Performance.............................................. 54
            6.3   No Proceedings........................................... 54
            6.4   No Prohibition........................................... 54
            6.5   No Material Adverse Change............................... 55
            6.6   Employment Agreements.................................... 55
            6.7   Closing Documents........................................ 55
            6.8   Non-Foreign Person Affidavit............................. 55
            6.9   FTC Notification......................................... 55
            6.10  Other Agreements......................................... 55
            6.11  Consent Required Contracts............................... 55
            6.12  Title Policy............................................. 55
            6.13  Environmental Review Report.............................. 55
            6.14  Audited Financial Statements............................. 56

                                  ARTICLE VII

                          CONDITIONS PRECEDENT TO THE
                         SELLERS' OBLIGATION TO CLOSE

            7.1   Accuracy of representations.............................. 56
            7.2   Performance.............................................. 56
            7.3   No Prohibition........................................... 56
            7.4   Closing Documents........................................ 56
            7.5   Other Agreements......................................... 56
            7.6   FTC Notification......................................... 57
            7.7   Purchase Price........................................... 57
            7.8   No Proceedings........................................... 57

                                 ARTICLE VIII

                                  TERMINATION

            8.1   Termination Events....................................... 57
            8.2   Effect of Termination.................................... 58

                                  ARTICLE IX

                           INDEMNIFICATION; REMEDIES

            9.1   Survival................................................. 58
            9.2   Indemnification and Reimbursement by the Sellers......... 59
            9.3   Indemnification and Reimbursement by Buyer............... 60
            9.4   ......................................................... 61
            9.5   Procedure for Indemnification; Deferred Consideration
                  Set-Off.................................................. 61
            9.6   Escrow................................................... 63
            9.7   Appointment of Representatives........................... 63

                                   ARTICLE X

                              GENERAL PROVISIONS

            10.1  Expenses................................................. 64
            10.2  Notices.................................................. 64
            10.3  Jurisdiction; Service of Process......................... 65
            10.4  Further Assurances....................................... 65
            10.5  Waiver................................................... 65
            10.6  Entire Agreement and Modification........................ 65
            10.7  Assignments, Successors, and No Third Party Rights....... 66
            10.8  Severability............................................. 66
            10.9  Section Headings; Construction........................... 66
            10.10 Governing Law............................................ 66
            10.11 Counterparts............................................. 66
            10.12 Construction............................................. 66





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



                                   EXHIBITS


Exhibit A   --     Form of Escrow Agreement

Exhibit B   --     Intentionally Omitted

Exhibit C   --     Intentionally Omitted

Exhibit D   --     Intentionally Omitted

Exhibit E   --     Form of Employment Agreement

Exhibit F   --     Form of Opinion of Louisiana Counsel

                                   SCHEDULES


Schedule 1.2(b)(i)               --     Owned Property

Schedule 1.2(b)(ii)              --     Fixtures and Improvements

Schedule 1.2(b)(iii)             --     Realty Rights

Schedule 1.2(b)(iv)              --     Vehicles

Schedule 1.2(b)(v)               --     Equipment

Schedule 1.2(b)(vi)              --     Permits

Schedule 1.2(b)(vii)             --     Intangible Assets

Schedule 1.2(b)(ix)              --     Scheduled Contracts

Schedule 1.2(c)                  --     Excluded Assets

Schedule 1.2(d)                  --     Scheduled Leases

Schedule 2.1(a)                 --      Jurisdictions where Qualified to do
                                        Business

Schedule 2.1(b)                  --     Partnership, Joint Venture and
                                        Acquisition Agreements

Schedule 2.2(a)                  --     Capitalization of Subsidiary

Schedule 2.3(b)                  --     Conflicts, Breaches, Defaults, etc.

Schedule 2.4(a)                  --     Financial Statements

Schedule 2.4(b)                  --     Non-GAAP Financial Items

Schedule 2.5                     --     Title to Inventory

Schedule 2.7                     --     Tangible Property

Schedule 2.10                    --     Company Products

Schedule 2.11(a)                --      Taxes and Tax Returns Not Timely Paid
                                        or Filed

Schedule 2.11(d)                 --     Other Tax Matters




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




Schedule 2.11(e)                --      Jurisdictions Where Tax Returns are
                                        Filed

Schedule 2.12(a)                 --     Employee Benefits

Schedule 2.12(f)                 --     Post-Employment Obligations

Schedule 2.12(g)                 --     Effect of Transaction

Schedule 2.13(a)                --      Exceptions to Compliance with Legal
                                        Requirements

Schedule 2.13(b)                 --     Permits Requiring Consents

Schedule 2.14                    --     Litigation

Schedule 2.15                   --      Changes or Effects since December 31,
                                        1996

Schedule 2.16(a)                 --     Validity of Scheduled Contracts

Schedule 2.16(c)                 --     Closing Date Retired Debt

Schedule 2.17                    --     Insurance

Schedule 2.18                    --     Environmental Matters

Schedule 2.20                    --     Labor Matters

Schedule 2.21(a)                 --     Interference with Intellectual Property

Schedule 2.22                    --     Effect of Transaction

Schedule 2.24                    --     Supplier Matters

Schedule 2.25                    --     Customer Matters

Schedule 3.2                     --     Buyer's Authority, No Conflict

Schedule 5.6                     --     Consent Required Contracts

Schedule 6.6                    --      Persons Delivering Employment and Non-
                                        Competition Agreements

Schedule 10.2                    --     Addresses for Stockholder Notices

      ASSET PURCHASE AGREEMENT, dated effective as of November 30, 1997 (this "Agreement"), by and among DAILEY INTERNATIONAL INC., a Delaware corporation (the "Buyer"), Directional Wireline Services, Inc., a Louisiana corporation ("DWS"), DAMCO Services, Inc., a Louisiana corporation ("DSI"), and DAMCO Tong Services, Inc., a Louisiana corporation ("DTSI" and together with DWS and DSI, the "Companies" and each a "Company") and the shareholders of the Companies signatory hereto (the "Stockholders", and together with the Companies, the "Sellers").


                              W I T N E S S E T H


      WHEREAS, the Companies desire to sell to Buyer their respective businesses as a going concern and along therewith the assets of the Companies that are used or useful in connection therewith (collectively, the "Business"), and Buyer desires to purchase the Business, upon the terms and conditions hereinafter set forth; and

      WHEREAS, in connection with the transactions contemplated hereby (the "Contemplated Transactions"), Buyer desires to protect the goodwill of the Business to be purchased pursuant hereto by requiring each of the Sellers to enter into the non-competition provisions hereof that are ancillary to this Agreement;

      NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound, hereby agrees as follows:


                                   ARTICLE I

      1.1 Definitions. Unless otherwise stated in this Agreement, the following terms shall have the following meanings (the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined):

      "Accounts" shall have the meaning set forth in Section 1.2(b)(xi).

      "Additional WC Amount" shall have the meaning set forth in Section 1.8(d).

      "Affiliate": Any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with", as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

      "Arbitration Act" shall have the meaning set forth in Section 9.5(b).

      "Asset" shall have the meaning set forth in Section 1.2.

      "Assumed Obligations": The duties, obligations, debts and liabilities of the Companies assumed by Buyer under Section 1.4.

      "Assumption Agreement" shall have the meaning set forth in Section 1.5.

      "Balance Sheet" shall have the meaning set forth in Section 2.4(a).

      "Benefit Plan": Each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Sections 3(37) or 4001 (a)(3) of ERISA.

      "Borrowing" shall have the meaning set forth in Section 5.1(c).

      "Buyer Indemnitee" shall have the meaning set forth in Section 9.2(a).

      "Cash Consideration" shall have the meaning set forth in Section 1.3.

      "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.

      "Claim" shall have the meaning set forth in Section 9.5(b).

      "Closing" shall have the meaning set forth in Section 1.7(a)

      "Closing Balance Sheet" shall have the meaning set forth in Section
1.8(a).

      "Closing Date" shall have the meaning set forth in Section 1.7(a).

      "Closing Date Retired Debt" shall have the meaning set forth in Section 5.1(c).

      "Code": The Internal Revenue Code of 1986, as amended, and any regulations promulgated or proposed thereunder.

      "Company Auditors" shall have the meaning set forth in Section 5.1(d).

      "Company Benefit Plan": Each Benefit Plan (other than an Employee Agreement which is now or previously has been sponsored, maintained contributed to, or required to be contributed to, or with respect to which any withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, by the Companies, the

Subsidiary or any ERISA Affiliates for the benefit of any Employee (as defined below), and pursuant to which the Companies, the Subsidiary or any ERISA Affiliates have or may have any liability, contingent or otherwise.

      "Company Product" shall have the meaning set forth in Section 2.10.

      "Company Property" shall have the meaning set forth in Section 2.9.

      "Consent Required Contract" shall have the meaning set forth in Section
5.6.

      "Contemplated Transactions" has the meaning set forth in the preamble to this Agreement.

      "Contract" shall have the meaning set forth in Section 2.16(a).

      "Customer Data": All of the Companies' and the Subsidiary's customer lists, sales records and other customer data (including credit data) relating to the Business.

      "Damages" shall have the meaning set forth in Section 9.2(c).

      "Debt Reduction Amount" shall have the meaning set forth in Section
1.8(d).

      "Deeds": The special warranty deeds, in form and substance satisfactory to Buyer, by which the Companies shall transfer title to the Owned Properties to Buyer.

      "Department":  The U.S. Department of Labor.

      "EBITDA": shall mean earnings before interest, taxes, depreciation and amortization, excluding all revenues and other income relating to transactions between any Company and any Affiliate of the Companies.

      "Employee": Each current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Companies or the Subsidiary.

      "Employee Agreement": Each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between the Companies or the Subsidiary and any Employee pursuant to which the Companies or the Subsidiary has or may have any liability, contingent or otherwise.

      "Environmental Conditions": Any (a) course of conduct or operating practice that existed or commenced prior to the Closing Date with respect to matters governed by or regulated under Environmental Laws and (b) pollution, contamination, damage or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of Hazardous Substances prior to the Closing Date.

      "Environmental Laws": All federal, state, local or municipal laws, rules, regulations, statutes, ordinances or orders, and any judicial interpretations thereof, relating to (a) the prevention or control of pollution or protection of the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation or
(c) exposure to Hazardous Substances. "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Occupational Safety and Health Act 29 U.S.C. ss.ss. 641, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801, et seq.

      "Environmental Liabilities": Any and all Damages (including any remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and associated legal costs) incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunctions, judgments or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws,
(b) pursuant to any claim by a Governmental Body or any other person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Body or other person pursuant to common law or statute and related to the use or release of Hazardous Substances, or (c) as a result of Environmental Conditions.

      "Environmental Permits": Any permit, license, approval, registration, identification number or other authorization required by any applicable Environmental Law.

      "Equipment" shall have the meaning set forth in Section 1.2(b)(v).

      "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated or proposed thereunder.

      "ERISA Affiliate": Each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Companies within the meaning of Sections 414(b), (c) or
(m) of the Code, or required to be aggregated with the Companies under Section 414(o) of the Code, or is under "common control" with the Companies (within the meaning of Section 4001(a)(14) of ERISA.

      "Escrow Agent": U.S. Trust Companies of Texas, N.A., or such other party mutually acceptable to the Buyer and the Sellers, acting as escrow agent under the Escrow Agreement.

      "Escrow Agreement": The Escrow Agreement in substantially the form attached hereto as Exhibit A to be entered into on the Closing Date among Buyer, Companies, the Representatives and the Escrow Agent, with such changes thereto as may be reasonably requested by the Escrow Agent and agreed to by Buyer and the Sellers.

      "Escrow Amount" shall have the meaning set forth in Section 1.3.

      "Excess Capital Expenditures" means the dollar amount of those capital items specifically approved by Buyer in writing and purchased by the Companies during the period beginning September 1, 1997 and ending on the Closing Date.

      "Excess Debt Amount" shall have the meaning set forth in Section 1.8(d).

      "Excluded Assets" shall have the meaning set forth in Section 1.2(c).

      "Final Closing Balance Sheet" shall have the meaning set forth in Section 1.8(c).

      "Financial Statements" shall have the meaning set forth in Section 2.4(a).

      "Fixtures and Improvements" shall have the meaning set forth in
Section 1.2(b)(ii).

      "FTC" shall have the meaning set forth in Section 4.4.

      "GAAP" shall have the meaning set forth in Section 1.8(a).

      "General Conveyance, Transfer and Assignment" shall have the meaning set forth in Section 1.5.

      "Goodwill" shall have the meaning set forth in Section 1.2(b)(viii).

      "Governmental Body" shall have the meaning set forth in Section
2.3(b)(ii).

      "Hazardous Substances": Any (a) petroleum or petroleum products, (b) substance included within the definition of "hazardous substances" under ss. 101(14) of CERCLA and (c) any other chemical, substance or waste that is regulated by, or may form the basis of liability under, any Environmental Laws.

      "Income Taxes" shall have the meaning set forth in Section 2.11(d)(v).

      "Indemnified Party" shall have the meaning set forth in Section 9.5(a).

      "Indemnifying Party" shall have the meaning set forth in Section 9.5(a).

      "Intangible Assets" shall have the meaning set forth in Section
1.2(b)(vii).

      "Intellectual Property": All patents (including all reissues, divisions, continuations, and extensions thereof), patent applications, trademarks, servicemarks, trade names, all other names, logos and slogans embodying business, product or service goodwill and all computer software (including data and related documentation).

      "Inventories" shall have the meaning set forth in Section 1.2(b)(x).

      "IRS":  The Internal Revenue Service.

      "Joint Firm" shall have the meaning set forth in Section 1.8(b).

      "Justice Department" shall have the meaning set forth in Section 4.4.

      "Known or "Knowledge": Whenever a statement regarding the existence or absence of facts in this Agreement is qualified by a phrase such as "to such Person's knowledge" or "known to such Person," it is intended by the parties that the only information to be attributed to such Person is information actually or constructively known to (a) the Person in the case of an individual or (b) in the case of a corporation or other entity an officer or employee as a result of his employment by such corporation or other entity. A Person has "constructive knowledge" of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

      "Leased Property and Leased Properties" shall have the meaning set forth in Section 2.9.

      "Legal Requirement" shall have the meaning set forth in Section
2.3(b)(ii).

      "Lien": All mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

      "Material Adverse Change" shall have the meaning set forth in Section
2.15.

      "Material Adverse Effect": Any (a) change, development or effect (individually or in the aggregate) in the general affairs, management, business, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to the Business, after giving effect to the Contemplated Transactions, or (b) fact or development that would (individually or in the aggregate), after giving effect to the Contemplated Transactions, impair any Seller's ability or obligations to perform on a timely basis any material obligations it has under this Agreement.

      "Multiemployer Plan":  Each Company Benefit Plan which is a
"multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

      "Names" shall have the meaning set forth in Section 1.2(b)(xvii).

      "Operative Documents": This Agreement and all other agreements, instruments, documents, and certificates executed and delivered by or on behalf of Sellers or Buyer at or before the Closing pursuant to this Agreement.

      "Order" shall have the meaning set forth in Section 2.3(b)(ii).

      "Owned Property and Owned Properties" shall have the meaning set forth in
Section 2.9.

      "Patent Assignment" shall have the meaning set forth in Section 1.5.

      "PBGC":  The Pension Benefit Guaranty Corporation.

      "Pension Plan":  Each Company Benefit Plan (other than a Multiemployer
Plan) which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA.

      "Permit": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, consents, waivers, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) Legal Requirement, (2) Order or (3) contract with any Governmental Body or (b) granted by any Governmental Body.

      "Permitted Liens" shall have the meaning set forth in Section 2.7(a).

      "Person": An individual, partnership, joint venture, corporation, bank, trust, unincorporated organization or a Governmental Body.

      "Phase I Surveys" shall have the meaning set forth in Section 4.10.

      "Purchase Price" shall have the meaning set forth in Section 1.3.

      "Real Property": The Owned Property and the Fixtures and Improvements and Realty Rights pertaining thereto.

      "Realty Rights" shall have the meaning set forth in Section 1.2(b)(iii).

      "Records" shall have the meaning set forth in Section 1.2(b)(xii).

      "Representatives" shall have the meaning set forth in Section 9.7.

      "Scheduled Contracts" shall have the meaning set forth in Section 1.2(b)(ix).

      "Scheduled Leases" shall have the meaning set forth in Section 1.2(d).





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



      "Straddle Period" shall have the meaning set forth in Section 9.2(a)(iii).

      "Subsidiary" shall mean DWS Nigeria Ltd., a Nigerian corporation.

      "Supplier Data": All of Sellers' supplier lists and other supplier data relating to the purchase of raw materials, utilities and other supplies used in connection with the Business.

      "Tangible Assets" shall have the meaning set forth in Section 2.7(a).

      "Taxes" shall have the meaning set forth in Section 2.11(a)(ii)

      "Tax Returns" shall have the meaning set forth in Section 2.11(a)(i).

      "Third Party Claim" shall have the meaning set forth in Section 9.5(b).

      "Trade Secrets" shall have the meaning set forth in Section 2.21(b).

      "Vehicles" shall have the meaning set forth in Section 1.2(b)(iv).

      "WC Benchmark Amount" shall have the meaning set forth in Section 1.8(d).

      "WC Deficiency Amount" shall have the meaning set forth in Section 1.8(d).

      "Welfare Plan": each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

      "Working Capital" " shall have the meaning set forth in Section 1.8(d).


      1.2   Agreement to Purchase and Sell.

            (a) On and subject to the terms and conditions of this Agreement, each of the Companies will, and the Stockholders will cause each of the Companies to, sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from the Companies, the assets, rights, franchises and properties described in Section 1.2(b) (all such assets, rights, franchises and properties being herein collectively referred to as the "Assets" and individually referred to as an "Asset") free and clear of all Liens other than Permitted Liens; provided however, that the Assets shall not include the Excluded Assets.

            (b) Subject to Section 1.2(c), the Assets shall consist of all assets of each of the Companies on the Closing Date described in the following clauses (i) through (xix):





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



                  (i) Owned Property. The parcels of Owned Property relating to the Business or the other Assets, without limitation including those described in Schedule 1.2(b)(i).

                  (ii) Fixtures and Improvements. All estates, rights, titles and interests in and to all plants, factories, warehouses, storage facilities, laboratories, buildings, works, structures, fixtures, landings, construction in progress, improvements, betterments, installations and additions constructed, erected or located on or attached or affixed to the Owned Property, including, without limitation, those on
      Schedule 1.2(b)(ii) (the "Fixtures and Improvements").

                  (iii) Realty Rights. All estates, rights, titles and interests in and to all tenements, hereditaments, easements, rights-of-way, rights, licenses, patents, rights of ingress and egress, reversionary interests, privileges and appurtenances belonging, pertaining or relating to the Owned Property, including, without limitation, the easements, rights-of-way and other interests described in Schedule 1.2(b)(iii), any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities relating to the Owned Property, including without limitation, all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired, and the entire right, title and interest of each of the Companies, if any, in, to and under all streets, ways, alleys, passages, strips, gores, pipes, pipelines, sewers, sewer rights, ditches, waters, water courses, water rights and powers, air rights, railroad sidings, minerals, mineral rights and mineral interests adjoining, upon, above, in, under or pertaining to the Owned Property, all options and rights to purchase or otherwise acquire real property that is adjacent to or nearby the Owned Property, and all claims or demands whatsoever of each of the Companies, either in law or in equity, with respect to the Owned Property, including, without limitation, any unpaid awards to be made relating thereto, including any unpaid awards or damages payable by reason of damage thereto or by reason of a widening of any adjoining streets or roads or a changing of the grade with respect to same (the "Realty Rights").

                  (iv) Vehicles. All the trucks, trailers and other certificated vehicles relating to the Business, including without limitation those described in Schedule 1.2(b)(iv) (the "Vehicles").

                  (v) Equipment. Each of the Companies' furniture, equipment, machinery, apparatus, tools, dies, appliances, vehicles, implements, spare parts, supplies and all other tangible personal property of every kind and description (other than the Vehicles and the Inventories) located either on the Owned Property or elsewhere insofar as any of the foregoing relates to the Business (the "Equipment"). The

      Equipment includes, without limitation, all of the items listed in
      Schedule 1.2(b)(v).

                  (vi) Permits. All right, title and interest of each of the Companies in, to and under all Permits relating to the Business or all or any of the Assets, including, without limitation, those listed in Schedule 1.2(b)(vi).

                  (vii) Intangible Assets. All right, title and interest of each of the Companies in, to and under all patents, trademarks, technology, know-how, data, copyrights, tradenames, servicemarks, licenses, covenants by others not to compete, rights and privileges and all other Intellectual Property used in the conduct of the Business and the right to recover for infringement thereon and all goodwill associated with the Business in connection with which the marks are used (the "Intangible Assets"). The Intangible Assets include, without limitation, all of the items listed in
      Schedule 1.2(b)(vii).

                  (viii) Goodwill. The goodwill and going concern value of the Business (the "Goodwill").

                  (ix) Scheduled Contracts. All right, title and interest of each of the Companies in, to and under the Contracts, agreements, arrangements and commitments, written or oral, including, without limitation, those described in Schedule 1.2(b)(ix) (the "Scheduled Contracts") and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action and options relating or pertaining to the Scheduled Contracts or any thereof.

                  (x) Inventories. Each of the Companies' inventories located either at the Company Property or elsewhere insofar as any of the foregoing relates to the Business, including, without limitation, finished goods, work-in-progress, raw materials, supply inventories, and other inventories (the "Inventories").

                  (xi) Accounts. All accounts receivable of each of the Companies and all other rights of each of the Companies to payment for goods sold or leased or for services rendered, including without limitation those which are not evidenced by instruments or chattel paper, whether or not they have been earned by performance or have been written-off or reserved against as a bad debt or doubtful account in the Financial Statements; together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same represent, and all rights, title, security and guaranties in favor of each of the Companies with respect to any of the foregoing, including, without limitation, any right of stoppage in transit (the "Accounts").

                  (xii) Books and Records. Each of the Companies' books, records, papers and instruments of whatever nature and wherever located that relate to the Business or the Assets or which are required or necessary in order for Buyer to conduct the Business from and after the Closing Date in the manner in which it is presently being conducted, including, without limitation, blueprints, specifications, plats, maps, surveys, building and machinery diagrams, accounting and financial records, maintenance and production records, personnel and labor relations records, environmental records and reports, sales and property Tax records and returns, sales records, the Customer Data and the Supplier Data, but excluding income Tax records and returns and corporate minute book and stock records (the "Records").

                  (xiii) Prepaid Expenses and Current Assets. All right, title and interest of each of the Companies in and to all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business, including, without limitation, all prepaid expenses of the nature described in the Final Closing Balance Sheet.

                  (xiv) Insurance Claims All insurance claims of any of the Companies relating to all or any part of the Assets and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that each of the Companies is entitled to enforce with respect to the Assets against its predecessors in title to the Assets.

                  (xv) Computers. All right, title and interest of each of the Companies in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, together with all intellectual property used by each of the Companies in the operation of such computer equipment and hardware, including without limitation, all software, each of the Companies' rights under any licenses related to such use, at any time, of such computer equipment, hardware or software, and all leases pursuant to which each of the Companies leases any computer equipment, hardware or software, in all cases insofar and only insofar as any of the foregoing relates to the Business.

                  (xvi) Stock. All of the outstanding capital stock of the Subsidiary.

                  (xvii) Names. The name "Directional Wireline Services Inc.", "DAMCO Services, Inc." and "DAMCO Tong Services, Inc." (the "Names").

                  (xviii) Other Intangibles. All right, title and interest of each of the Companies in, to and under all rights, privileges, claims, causes of action, and options relating or pertaining to the Business or the foregoing Assets.

                  (xix) Other Property. All other or additional privileges, rights, interests, properties and assets of each of the Companies of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently being conducted.

            (c) The Assets shall not include any of the following (collectively, the "Excluded Assets"):

                  (i) Cash and Bank Accounts. The bank accounts of each of the Companies (including all cash on deposit in such accounts and uncleared deposits in such accounts), the petty cash of each of the Companies, all temporary cash investments and instruments representing same (including without limitation marketable securities), and all other cash and cash equivalents of each of the Companies.

                  (ii) Scheduled Excluded Assets. Those assets set forth on
      Schedule 1.2(c).

                  (iii) Receivables from Affiliates. All notes and accounts receivable from Affiliates of the Companies.

            (d) Each of the Companies will assign to Buyer, and Buyer will assume, perform and discharge all of the liabilities, duties and obligations of each of the Companies that arise after the Closing Date under all leases identified in Schedule 1.2(d) (the "Scheduled Leases") to the extent such leases are assignable to Buyer, and in the event any such Scheduled Leases are not assignable, the provisions of Section 5.6 shall govern.

      1.3 Purchase Price. In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement, the consideration to be paid by Buyer for the Assets shall be (i) the payment by Buyer to the Companies an aggregate of $55,000,000.00 (the "Cash Consideration"), subject to adjustment as set forth in Section 1.8 below, and (ii) $6,000,000.00 (the "Escrow Amount", and together with the Cash Consideration, the "Purchase Price") to be placed in escrow on behalf of the Companies with the Escrow Agent, pursuant to the Escrow Agreement.

      1.4   Assumption of Liabilities.

            (a) The sole liabilities assumed by Buyer hereunder are:

                  (i) the obligations of the Companies to pay the principal and accrued interest on the indebtedness reflected on the Final Closing Balance Sheet, the long-term portion of which shall not exceed $300,000;

                  (ii) the rights and obligations of the Companies to perform
      (i) the Scheduled Contracts specifically set forth in Schedule 1.2(b)(ix) to the extent the Scheduled Contracts have not been performed at the Closing Date and are not in default and (ii) the Scheduled Leases to the extent the Scheduled Leases remain in effect and are not in default at the Closing Date;

                  (iii) all trade payables and all other liabilities incurred by the Companies in the ordinary course of the Business accrued as current liabilities on the Final Closing Balance Sheet; and

                  (iv) all liabilities for COBRA and under the WARN Act for termination of the Companies' or the Subsidiary's employees by Buyer on or after the Closing Date.

            (b) Except as otherwise provided in Section 1.4(a), Buyer does not assume or agree to pay, perform or discharge, and shall not be responsible for, any other liabilities or obligations of any of the Sellers, whether accrued, absolute, contingent or otherwise, including without limitation liabilities or obligations based on, arising out of or in connection with:

                  (i) Defective performance of any Scheduled Contract by any of the Sellers or any express or implied warranty with respect to such performance or any default by any of the Sellers under any Scheduled Lease on or prior to the Closing Date;

                  (ii) Any Taxes which are attributable or relating to the Assets, the Business or the Contemplated Transactions for any periods or portions thereof ending on or before the Closing Date, other than as set forth in Section 5.2 and those Taxes accrued on the Final Closing Balance Sheet (collectively, "Tax Obligations");

                  (iii) Any lease obligations or indebtedness of any of the Sellers;

                  (iv) Any claims by any director, officer, employee or shareholder of any of the Sellers relating to the Contemplated Transactions, this Agreement or its performance or consummation, or any claims by any of them relating to or arising out of (i) their employment

      (including without limitation any modification or termination thereof) by any of the Sellers, (ii) any employment contract or (iii) any pension or other benefit liabilities of any of the Sellers;

                  (v) Any claims or conditions arising under or relating to Environmental Laws or other Legal Requirements attributable or relating to the Assets (including, without limitation, the operation thereof) or the Business prior to the Closing;

                  (vi) Any unlicensed or other unauthorized use by any of the Sellers of any patented or unpatented invention, trade secret, copyright, trademark or other intellectual property right;

                  (vii) Any dividend or other distribution declared or otherwise payable by any of the Sellers;

                  (viii) Any note, account payable or other obligation to any Seller or any Affiliate thereof.

                  (ix) Any obligation or liability, including indemnification, relating to the ownership, operation or maintenance of the Assets prior to Closing to the extent such obligation or liability is not accrued as a current liability on the Final Closing Balance Sheet;

                  (x) Any liability or obligation of the Sellers or any of their Affiliates under any note, bond or other instrument secured by the Assets;

                  (xi) Any liability or obligation of the Sellers or any of their Affiliates in respect of any express or implied representation, warranty, agreement or guaranty made (or claimed to have been made) by the Sellers or any of their Affiliates or imposed or asserted to be imposed by operation of law (except obligations or liabilities imposed on Buyer by operation of law after the Closing);

                  (xii) Any statutory liens other than Permitted Liens accrued or existing at the time of Closing on the Closing Date against the Assets;

                  (xiii) Except as set forth on Schedule 2.12(a) and accrued as a current liability on the Final Closing Balance Sheet, any liability resulting from or relating to the employment relationship between any Seller or its Affiliates and any of their present or former employees or the termination of any such employment relationship with any Seller or any of its Affiliates, including, without limitation, accrued severance pay and other similar benefits, if any, and any claim filed on or prior to the Closing Date or which may thereafter be filed by or on behalf of any employee or former employee of Seller or its Affiliates relating to the employment or termination of employment of any such employee by any Seller or its Affiliates, including, but not limited to, any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation or workers' compensation.

      1.5 Instruments of Transfer; Further Assurances. In order to consummate the Contemplated Transactions, at the Closing the Companies shall execute and deliver to Buyer the Deeds covering the Owned Property, and the Companies and Buyer shall deliver to each other (a) a completed General Conveyance, Transfer and Assignment, in a form reasonably satisfactory to Buyer ("General Conveyance, Transfer and Assignment"), covering all of the Assets other than the Owned Property owned by the Companies, (b) an Assumption Agreement in a form reasonably satisfactory to Buyer ("Assumption Agreement") and (c) an Assignment and Transfer of Patents in a form reasonably satisfactory to Buyer (a "Patent Assignment") covering all Assets constituting Intellectual Property. At the Closing, and at all times thereafter as may be necessary, the Companies shall execute and deliver to Buyer (1) such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement and
(2) such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by the Companies and assumption by Buyer of the Scheduled Contracts, the Scheduled Leases and certain other liabilities to the extent provided in Section 1.4(a).

      1.6 Value Assigned to the Assets. On or before the Closing Date, Buyer and the Companies shall agree on the proportion of the consideration to be allocated to each of the Assets purchased pursuant to this Agreement as shall have been proposed by Buyer and reasonably approved by the Companies and Buyer and Sellers agree that they shall not thereafter take any position or action inconsistent with such allocation in the filing of any Tax returns.

      1.7   Closing.

            (a) Unless this Agreement is sooner terminated as provided in
Article VIII below, the closing of the Contemplated Transactions (the "Closing") will take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney St., 51st Floor, Houston, Texas 77010, at 10:00 A.M. on the date that is five business days after the date on which the conditions specified in Articles VI and VII of this Agreement shall have been satisfied or waived or at such other time, date or place as may be mutually agreed by the parties hereto. The date on which the Closing occurs is herein referred to as the "Closing Date".

            (b) At the Closing:

                  (i) The Companies shall deliver, and the Stockholders shall cause the Companies to deliver, to Buyer the Deeds, the General Conveyance, Transfer and Assignment covering all of the Assets to be transferred hereunder along with possession of all of the Assets to be delivered to Buyer, the Patent

      Assignment covering the patents, licenses and other Intellectual Property constituting part of the Assets, title documents relating to all Vehicles and other certificated assets constituting part of the Assets with appropriate transfer documentation.

                  (ii) The Companies shall deliver to Buyer those other documents required to be delivered to Buyer pursuant to the terms of this Agreement, including, without limitation, the following documents:

                        (A) Certificates of existence and good standing and
            payment of franchise taxes in the jurisdictions of incorporation with respect to each of Companies and the Subsidiary. Certificates of good standing as a foreign corporation and payment of franchise taxes for each of the Companies and the Subsidiary, as applicable, from the states and other jurisdictions in which such Company or the Subsidiary is qualified to do business as a foreign corporation. Each of such certificates shall be certified by the Secretary of State or other applicable governmental party of the applicable state or other jurisdiction and shall be dated within five business days of the Closing Date, together with a confirming telegram or facsimile as to the applicable Company or Subsidiary as of a date within two (2) days of the Closing Date;

                        (B) A copy of the charter documents, long form, with
            attachments, certified by the Secretary of State or similar authority of the jurisdiction of incorporation, as to each of the Companies and the Subsidiary, as of a date within fifteen (15) days of the Closing Date;

                        (C) Such keys, lock and safe combinations and other
            similar items as Buyer shall require to obtain full occupation and control of the assets and properties of each of the Companies;

                        (D) A duly executed Escrow Agreement;

                        (E) A certificate dated the Closing Date of the
            Companies and the Representatives as to the fulfillment of the conditions of Sections 6.1 and 6.2 hereof;

                        (F) Certified copies of resolutions duly adopted by the
            Boards of Directors of each of the Companies and of the Stockholders approving this Agreement and the transactions contemplated herein and a certificate of the Secretary of the Companies as to incumbency and as to the constituent documents of each of the Companies;

                        (G) An opinion of Duval, Funderburk, Sundbery, Lovell,
            Reeves & Watkins, counsel for the Sellers in the form attached as Exhibit F hereto, as required by Section 6.7 hereof; and

                        (H) Such other and further documents, instruments and
            certificates not inconsistent with the provisions of the Agreement, executed on behalf of Sellers, as Buyer shall reasonably require to carry out and effectuate the purposes and terms of this Agreement, and all previously undelivered items, if any, required to be delivered on behalf of any of the Sellers on or before the Closing.

            (c) At the Closing:

                  (i)   Buyer shall pay by wire transfer:

                        (A)   The Cash Consideration to the Sellers,
            and

                        (B) The Escrow Funds to the Escrow Agent.

                  (ii) Buyer shall deliver or cause to be delivered to Sellers those documents required to be delivered to Sellers pursuant to the terms of this Agreement, including, without limitation, the following documents:

                        (A)   a duly executed Escrow Agreement; and

                        (B) A certified copy of resolutions duly adopted by the
            Board of Directors of Buyer, approving this Agreement and the transactions contemplated herein.

            (d) At the Closing, the Buyer, the Companies, the Representatives and the Escrow Agent shall execute the Escrow Agreement.

            (e) At the Closing, each of the parties shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, to the other parties such other certificates, documents and opinions required to be delivered by such party hereunder.

      1.8   Closing Balance Sheet.

            (a) Within 60 business days of the Closing Date, the Buyer shall cause the Companies to prepare a consolidated balance sheet of the Companies and the Subsidiary as of the Closing Date (the "Closing Balance Sheet"), which Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") and, to the extent past practices have been in accordance with GAAP, consistently applied and in accordance with such past practices. Included in the Closing Balance Sheet as an appendix shall be a calculation of any Excess Capital Expenditures.

            (b) Buyer and the Representatives shall have the right to review the Closing Balance Sheet and all work papers and accounting procedures relating thereto. Buyer and the Representatives shall complete their review of the Closing Balance Sheet within thirty (30) days after the Closing Balance Sheet has been made available to Buyer and the Representatives. If Buyer and the Representatives are of the view that any adjustment should be made to the Closing Balance Sheet in order for the Closing Balance Sheet to be prepared in accordance with the requirements set forth in Section 1.8(a), Buyer or the Representatives shall give the Representatives or Buyer, as applicable, written notice of such adjustments. If no such notice is given within thirty (30) days after the Closing Balance Sheet has been made available to Buyer and Representatives, Buyer and the Representatives shall be deemed to have accepted the Closing Balance Sheet without adjustment. If the Buyer and the Representatives agree with any of the adjustments proposed by Buyer or the Representatives, such adjustments shall be made to the Closing Balance Sheet. If there are any proposed adjustments that are disputed by the Buyer or the Representatives, then the Buyer and the Representatives shall negotiate in good faith to resolve all disputed adjustments. If, after a period of thirty (30) days following the date on which Buyer or the Representatives give the Buyer and the Representatives written notice of any proposed adjustments, any such adjustments still remain disputed, then the Representatives and the Buyer shall jointly select the accounting firm of Arthur Andersen & Co., Houston office (the "Joint Firm"), to resolve any remaining disputed adjustments, and the decision of the Joint Firm shall be final and binding on the parties hereto. The fees and disbursements of the Joint Firm shall be borne equally by the Sellers and the Buyer. The parties hereto shall use their best efforts to cause the Joint Firm to resolve any such remaining disputed adjustments as promptly as possible.

            (c) After the Closing Balance Sheet has been prepared and any related adjustments thereto have been calculated and agreed to pursuant to
Section 1.8(a) and Section 1.8(b), all adjustments, if any, so agreed to with respect to the Closing Balance Sheet shall be made. The Closing Balance Sheet, as so revised by all such adjustments, if any, is referred to hereinafter as the "Final Closing Balance Sheet."

            (d) The parties agree that if the Companies' Working Capital (as hereinafter defined) as reflected on the Final Closing Balance Sheet is less than $4.8 million plus the amount of consumables inventory of the Companies and the Subsidiary reflected on the balance sheets thereof as of September 30, 1997 prepared by the Companies in accordance with GAAP and audited by Ernst & Young LLP (the "WC Benchmark Amount"), the Buyer shall be entitled to receive from the Companies an amount (the "WC Deficiency Amount") by which the Working Capital of the Companies is less than the WC Benchmark Amount. In the event the Working Capital exceeds the WC Benchmark Amount, then within five business days after determination of the Final Closing Balance Sheet, the Companies shall be entitled to receive from the Buyer an amount (the "Additional WC Amount") by which the Working Capital of the Companies exceeds the WC Benchmark Amount. The "Working Capital" of the

Companies shall be an amount equal to the remainder obtained by subtracting the current liabilities of the Companies that constitute Assumed Obligations from the current assets of the Companies that constitute Assets, and for purposes of calculating Working Capital, (i) all accruals for Taxes (including deferred Taxes) to the extent they constitute an Assumed Obligation shall be considered current liabilities, (ii) all receivables and other amounts due from Affiliates of any Seller (including intercompany receivables between any of the Companies) shall be excluded from current assets, (iii) all write-ups of consumables inventory subsequent to September 30, 1997 included in the WC Benchmark Amount or the Balance Sheet or write-ups of other assets subsequent to June 30, 1997 shall be excluded from current assets, (iv) all cash shall be excluded from current assets and (v) only inventory that is considered consumables inventories shall be included as a current asset). In addition, to the extent that the Companies' long-term debt as reflected on the Final Closing Balance Sheet is greater than $300,000, the Companies shall pay such excess (the "Excess Debt Amount") to the Buyer, and to the extent the Companies' long-term debt as reflected on the Final Closing Balance Sheet is less than $300,000, Buyer shall pay to the Companies the amount of such difference (the "Debt Reduction Amount"). Furthermore, to the extent that the Companies have Excess Capital Expenditures, Buyer shall pay to the Companies the dollar amount of such Excess Capital Expenditures as set forth on the Final Closing Balance Sheet. The net sum of the WC Deficiency Amount, the Additional WC Amount, the Excess Debt Amount, the Debt Reduction Amount and the Excess Capital Expenditure amount shall be paid by the party owing such net amount by wire transfer on or before the fifth day following determination of the Final Closing Date Balance Sheet and the obligation to make such payment shall not be subject to the Basket Amount.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      A. Subject to the limitations set forth in Sections 9.1 and 9.4, the Companies hereby represent and warrant to Buyer as follows:

      2.1   Organization and Good Standing.

            (a) Each of the Companies and the Subsidiary are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Companies and the Subsidiary have full corporate power and authority and possess all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its businesses as presently conducted, except for such franchises, licenses, permits, authorizations and approvals the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Companies and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of all states and other jurisdictions listed beside its name in Schedule 2.1(a), which constitute all of the jurisdictions in which either the ownership, leasing, operation or use of the properties or assets owned or used by the Companies or Subsidiary, or the nature of the activities conducted by the Companies or the Subsidiary, require such qualification, except such jurisdictions where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Companies has previously made available to Buyer true and complete copies of the certificate or articles of incorporation and bylaws or other comparable organizational documents of the Companies and the Subsidiary as currently in effect.

            (b) Except for the Subsidiary and as set forth on Schedule 1.2(c), neither of the Companies nor the Subsidiary holds, directly or indirectly, any interest in any Person, firm or corporation or is a party to any partnership or joint venture agreement or has any agreements of any nature to acquire, directly or indirectly, any shares in the capital of, or other equity or proprietary interest in, any Person, firm or corporation, and none of the Companies or the Subsidiary has any agreements to acquire or lease any other business operations.

      2.2   Capitalization of Subsidiary.

            (a) The authorized capital stock of the Subsidiary is completely and accurately set forth in Schedule 2.2(a). All shares of capital stock of the Subsidiary that are issued and outstanding are beneficially owned by DWS free of any liens, pledges, encumbrances, agreements or claims.

            (b) Except as completely and accurately set forth in Schedule 2.2(a) or as completely and accurately set forth in paragraph (a), no shares of capital stock or other equity securities of the Subsidiary are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Subsidiary are duly authorized, validly issued, fully paid, and nonassessable and not subject to preemptive rights. Except as completely and accurately set forth in Schedule 2.2(a), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Subsidiary may vote. Except as completely and accurately set forth in Schedule 2.2(a) or as completely and accurately set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings to issue or to register any shares of capital stock of the Subsidiary. Except as completely and accurately set forth in Schedule 2.2(a), there are no outstanding contractual obligations, commitments, understandings or arrangements of the Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Subsidiary and no payments, dividends or redemption rights in respect of any shares of capital stock of the Subsidiary are accrued, due or payable. Except as completely and accurately set forth in Schedule 2.2(a), there are no agreements or arrangements pursuant to which the Subsidiary is or could be required to register shares of capital stock or options under the Securities Act of 1933, as amended, or other agreements or arrangements with or among any security holders of the Subsidiary with respect to securities of the Subsidiary.




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




      2.3   Authority; No Conflict.

            (a) Each of the Companies has all requisite corporate right, power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation by each of the Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Companies is necessary to authorize this Agreement or to consummate the Contemplated Transactions. This Agreement has been duly executed by each of the Companies and constitutes the legal, valid and binding obligation of each of the Companies, enforceable against each of the Companies in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

            (b) Except as completely and accurately set forth in Schedule 2.3(b), the execution, delivery and performance of this Agreement by each of the Companies and the consummation of any of the Contemplated Transactions will not, directly or indirectly (with or without notice or the lapse of time):

                  (i) contravene, conflict with, or result in a violation or breach of or default under any provision, term or condition of the certificate or articles of incorporation, bylaws or other constituent documents of any of the Companies or the Subsidiary, as the case may be;

                  (ii) except for the applicable requirements of the HSR Act, contravene, conflict with, or result in a violation or breach of or default under (with or without due notice or lapse of time, or both), require filing with or obtaining consent from any federal, state, local, municipal, foreign or other governmental or quasi-governmental entity or authority (a "Governmental Body") or other person or entity under, or give any Governmental Body or other person or entity the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief in any such instance under, any applicable federal, state, or local law, ordinance, principle of common law, rule, regulation or statute, United States or foreign (a "Legal Requirement") or any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency or Governmental Body (an "Order") to which any of the Companies or the Subsidiary, as the case may be, is subject;

                  (iii) contravene, conflict with, or result in a violation or breach of or default under (with or without due notice or lapse of time, or both) any of the terms, conditions or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, modify, cancel or terminate, any permit that is held by any of the Companies or the Subsidiary or that otherwise relates to the business and operations of any of the Companies or the Subsidiary;

                  (iv) contravene, conflict with, or result in a violation or breach of or default under (with or without due notice or lapse of time, or both) any provision of, or give any person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or require any consent under, or to cancel or terminate, any agreement or contract, written or oral, to which any of the Companies or the Subsidiary is a party; or

                  (v) result in the imposition or creation of any Lien upon or with respect to any of the Assets.

            (c) Except as set forth on Schedules 2.16(a) or 5.6, the Scheduled Contracts and Scheduled Leases to be assigned to Buyer under this Agreement are freely assignable, and no consent form, or notice to, a third party to such assignment, or in connection with the Contemplated Transactions, is required, and those whose stated duration extends beyond the Closing Date will, at such time, be in full force and effect and unimpaired by any acts or omissions of the Sellers or their agents or employees, and such Scheduled Contracts and Scheduled Leases will not be modified without Buyer's prior written consent.

      2.4   Financial Statements.

            (a) Schedule 2.4(a) completely and accurately sets forth the (i) unaudited balance sheets of each of the Companies and the Subsidiary as of December 31, 1994, 1995 and 1996, respectively, and the unaudited statements of operations and cash flows of each of the Companies and the Subsidiary for the years ended December 31, 1994, 1995 and 1996, respectively, and (ii) the unaudited balance sheet of the Companies and the Subsidiary as of June 30, 1997 and September 30, 1997, and the unaudited statements of operations and cash flows of each of the Companies and the Subsidiary for the six-month period ended June 30, 1997 and nine-month period ended September 30, 1997 (except for the balance sheets and income statements as of and for the nine months ended September 30, 1997, respectively, which shall not be included in the definition of "Financial Statements", all the financial statements referred to in clauses
(i) and (ii) of this paragraph (a), together with the applicable notes, shall be referred to collectively as the "Financial Statements"). The unaudited balance sheets of each of the Companies and the Subsidiary as of June 30, 1997 are herein collectively referred to as the "Balance Sheet".

            (b) Except as disclosed on Schedule 2.4(b), each of the Financial Statements has been prepared in conformity with GAAP in all material respects and consistent with the Companies' past practices and on that basis fairly presents (subject, in the case of the unaudited statements, to the absence of footnotes and to normal, recurring year-end adjustments, which are not, and will not be, individually or in the aggregate, material to the financial condition or results of operations of the Companies and the Subsidiary taken as a whole) the financial condition and results of operations of the applicable Company as of the respective dates thereof and for the respective periods indicated. Schedule 2.4(b) specifically identifies all write-ups of Inventories or any other Assets and all accruals reasonably necessary in order for the Balance Sheet to be presented in accordance with GAAP. Each of the Financial Statements is complete, correct and in accordance with the books of account and records of the Companies and the Subsidiary. Except as disclosed on Schedule 2.4(b), there are no revenues, expenses or liabilities relating to transactions between any of the Companies that would be required to be eliminated on any of the Financial Statements had the Financial Statements of the Companies been consolidated together.

      2.5 Inventory. Except as set forth on Schedule 2.5, the Companies and the Subsidiary have collectively good and marketable title to all of the Inventories. Upon each of the Companies' execution and delivery of the General Conveyance and Assignment, Buyer and the Subsidiary will own good and marketable title to the Inventory, free and clear of all Liens except for Permitted Liens. Substantially all of the Inventories, Vehicles and Equipment of the Companies and the Subsidiary taken as a whole, whether reflected on the Balance Sheet or subsequently acquired, are of a quality and quantity usable consistent in all material respects with past practice in the ordinary course of business. Except as completely and accurately set forth in Schedule 2.5, since the date of the Balance Sheet, there have not been any write-downs of the value of, or establishment of any reserves against, any Inventory except for write-downs and reserves in the ordinary course of business consistent with past practice that are not material. For purposes of this subsection only, "material" shall mean write-downs and reserves that, individually or in the aggregate, exceed $25,000.00.

      2.6 Receivables. All Accounts of the Companies and the Subsidiary, taken as a whole, whether reflected on the Balance Sheet or subsequently created, (i) have arisen in the ordinary course of their businesses as applicable, and (ii) represent valid obligations due the Companies or the Subsidiary as applicable, enforceable in accordance with their terms except (as to collectibility) for limitations resulting from applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by laws or judicial decision limiting the rights of specific performance or by general equity principles, subject, in the aggregate, to the Companies' and the Subsidiary's, as applicable, historical cyclical loss experience in relation to sales and accounts receivable, and normal risks of collection and have arisen from bona fide transactions in the ordinary course of business.

      2.7   Tangible Property.

            (a) Except for Fixtures and Improvements, Vehicles and Equipment (collectively, the "Tangible Assets") not of a material amount, Schedules 1.2(b)(ii), 1,2(b)(iv), and 1.2(b)(v) set forth all Fixtures and Improvements, Vehicles and Equipment, respectively. The Companies and/or the Subsidiary collectively have good and marketable title to all Tangible Assets, in each case free and clear of all Liens of any kind except (i) such as are completely and accurately set forth in Schedule 2.7, (ii) mechanics', carriers', workman's, repairmen's or other similar Encumbrances arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes and other governmental charges that are not due and payable or that may thereafter be paid without penalty, and (iii) other imperfections of title or Liens that do not, individually or in the aggregate, impair the continued use and operation of the assets to which they relate in the Business, as presently conducted (the Liens described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as "Permitted Liens"). For purposes of this subsection only, "not of a material amount" shall mean Tangible Assets that individually or in the aggregate not exceed $25,000.00.

            (b) Except as set forth in Schedule 2.7, the Tangible Assets that are being used in, or reasonably could be expected to be used in, the Business have been maintained in accordance with past practice and generally accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are suitable in both quantity and quality for use in the Business. All leased personal property of the Companies and the Subsidiary is in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

      2.8 Books and Records. The books of account and other records of each of the Companies and the Subsidiary, all of which have been made available to Buyer, are true, complete and correct in all material respects.

      2.9 Real Property. Schedule 1.2(b)(i) sets forth a true, complete and accurate list of all real property owned by the Companies and relating to the Business or any of the other Assets (individually, an "Owned Property" and collectively the "Owned Properties"). Schedule 1.2(b)(iii) sets forth a true, complete and accurate list of all real property leased by any of the Companies and relating to the Business or any of the other Assets (individually, a "Leased Property" and collectively the "Leased Properties"). The Companies or the Subsidiary has (i) good and marketable fee title to all Owned Property and (ii) good and marketable title to the leasehold estates in all Leased Property (Owned Property, Fixtures and Improvements, Realty Rights and Leased Property being sometimes referred to herein as "Company Property"), in each case free and clear of all Liens, leases, assignments, subleases, easements, covenants, rights-of-way and other restrictions of any nature whatsoever, except Permitted Liens. The Company Properties constitute all of the real property locations reasonably necessary to conduct the Business as it is now being conducted by the Companies and the Subsidiary. Upon the Companies' execution and delivery of the Deeds covering the Real Property, Buyer will own good and marketable title to the Real Property, free and clear of all Liens except for Permitted Liens. There is no pending or threatened condemnation or similar proceeding or assessment affecting the Company Properties, or any part thereof, nor to the best knowledge and belief of the Companies is any such proceeding or assessment contemplated by any Governmental Body. The Company Properties do not violate in any material respect any provisions of any applicable building code, fire, health or safety regulations, or other governmental ordinances, orders or regulations. No condition exists with respect to any Company Property which would prevent, or require repair or modification thereof as a prerequisite to Buyer using the Company Properties in the ordinary conduct of the Business except with respect to ordinary wear and tear and scheduled maintenance and repair. The zoning classification of the Company Properties is such that the Company Properties may be used as currently used in the Business. There are no parties in possession of any portion of any Company Property as lessees, tenants at sufferance or trespassers.

      2.10 Company Products and Inventory. Except as completely and accurately set forth on Schedule 2.10, none of the Companies has any notice or knowledge of any statements, citations or decisions by any Governmental Body specifically stating that any product or Inventory item of the Companies or the Subsidiary, or any third-party product distributed by the Companies, that is held for rental (or sale to the extent such product or inventory item is held for sale in the ordinary course of business) by the Companies or the Subsidiary to their respective customers or otherwise utilized in the Companies' or the Subsidiary's business (collectively, a "Company Product") is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. Except as completely and accurately set forth on Schedule 2.10, none of the Companies has any notice or knowledge of any recalls ordered by any such Governmental Body with respect to any Company Product. Except as completely and accurately set forth on Schedule 2.10, none of the Companies has any notice or knowledge of any
(i) fact relating to any Company Product that may impose upon any of the Companies or the Subsidiary a duty to recall any Company Product or a duty to warn customers of a defect in any Company Product, (ii) latent or overt design, manufacturing or other defect in any Company Product that could be reasonably be expected to have a Material Adverse Effect or (iii) liability for warranty claims or returns with respect to any Company Product not otherwise disclosed herein in excess of that historically experienced by any of the Companies or the Subsidiary consistent (in amount and kind) with past practice.

      2.11  Taxes

            (a)   Except as completely and accurately set forth on Schedule
2.11(a),

                  (i) each of the Companies and the Subsidiary has timely filed or caused to be timely filed all returns, declarations, reports, forms or other documents, information returns or statements of information ("Tax Returns") filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with any Taxes that are or were required to be filed by it or with respect to it, its operations, assets and business (taking into account any valid extensions of time for filing) pursuant to applicable Legal Requirements; and

                  (ii) each of the Companies and the Subsidiary has timely paid
      (A) all income, gross receipts, value added, profits, severance, capital, net worth, franchise, license, transfer, sales, use, payroll, employment, estimated, withholding, social security, workers and unemployment compensation, property (real or personal), gains, occupation, excise, goods and services and all other taxes and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes and any interest in respect of such penalties and additions) imposed by the United States or any state or local taxing authority thereof or therein, or by any other country or jurisdiction or any political subdivision thereof or therein, including any transferee liability in respect of any of the foregoing (collectively "Taxes") that have become due (whether or not shown on any Tax Return), and (B) any Taxes for which a demand for payment or assessment has been received by the Companies or the Subsidiary, except (i) in the case of either (A) or
      (B) such Taxes, if any, that are fully reflected on the Final Closing Balance Sheet by means of an accrual or reserve, (ii) in the case of (A) such Taxes in respect of operations of the Business as are payable solely by the Stockholders, and (iii) for which none of the Companies has any liability in the case of (B), that are being contested in good faith pursuant to appropriate proceedings.

            (b) Each Tax Return filed by any of the Companies or the Subsidiary was prepared in compliance with all Legal Requirements and is true, correct and complete in all material respects, and each such Tax Return filed after the date hereof and prior to the Closing Date shall be prepared, and all elections with respect to such Tax Returns shall be made, to the extent permitted by law, in compliance with all Legal Requirements and in a manner consistent with the prior practice of the Companies and the Subsidiary, as applicable.

            (c) Except as set forth on Schedule 2.11(c), the unpaid Taxes of the Companies and the Subsidiary did not, as of the date of the Balance Sheet, exceed the respective accruals and reserves (other than accruals and reserves for deferred Taxes) for such Taxes set forth on the Balance Sheet. Except as set forth on Schedule 2.11(c) the accruals for deferred federal Income Taxes on each Balance Sheet are adequate in all material respects to cover any deferred federal Income Tax Liability of the Companies and the Subsidiary.

            (d) Except as completely and accurately set forth on Schedule
2.11(d):

                  (i) during the past five years, there has been no audit, claim, assessment, or proceeding commenced against the Companies or the Subsidiary regarding Taxes, and none of the foregoing is presently pending or threatened;

                  (ii) neither the Companies nor the Subsidiary is, or has ever been, a party to or bound by any Tax allocation or Tax sharing agreement or arrangement and neither the Companies nor the Subsidiary has, or has had, any current contractual obligation to indemnify any other person or entity with respect to Taxes;

                  (iii) no taxing authority in a jurisdiction where the Companies or the Subsidiary, as applicable, does not file Tax Returns has claimed, asserted or threatened that the Companies or the Subsidiary, as applicable, is or may be subject to taxation by such jurisdiction;

                  (iv) the Companies and the Subsidiary have made available to Buyer or its representatives true, correct and complete copies of all Tax Returns filed by each of the Companies and/or the Subsidiary for the past three years, together with all revenue agent's reports and other written assertions of deficiencies or other Liabilities for Taxes of, or with respect to, the Companies and the Subsidiary, and all closing agreements (as described in Code Section 7121 or any, analogous provision of state, local or foreign laws or regulations) which are currently in effect;

                  (v) all Tax Returns of the Companies and the Subsidiary relating to Taxes (x) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits, or (y) based upon, measured by, or calculated with respect to multiple bases (including, but not limited to, corporate franchise or occupation Taxes) if such Tax may be based upon measured by, or calculated with respect to one or more bases described in (x) above ("Income Taxes") have been audited by the relevant taxing authority or the time for assessing or collecting Income Tax with respect thereto has closed;

                  (vi) neither the Companies nor the Subsidiary is the beneficiary of any extension of time, or has made a pending request to extend the time, within which to file any Tax Return;

                  (vii) neither the Companies nor the Subsidiary has agreed, nor is either of them required, to include in income any adjustment pursuant to Code Section 481(a) (or analogous provision of other foreign, United States federal, state or local laws or regulations) by reason of a change in accounting method or otherwise, nor has the IRS (or other Taxing authority) proposed any such change in accounting method;

                  (viii) none of the assets of the Companies or the Subsidiary
      (x) is property that is required to be treated as being owned by any other person pursuant to the "safe harbor lease" provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, (y) is "tax-exempt use property" within the meaning of Code Section 168(h), (z) or directly or indirectly secures any debt the interest of which is tax exempt under Code Section 103(a) (or, in the case of any of (x), (y) or (z), any analogous provision of state, local or foreign laws or regulations);

                  (ix) there are no Liens for Taxes other than Permitted Liens;

                  (x) there are no Tax rulings, requests for rulings, competent authority relief, or closing agreements relating to the Companies or any Subsidiary which could affect its Liability for Taxes for any period after the Closing Date;

                  (xi) neither the Companies nor the Subsidiary has disposed of any property in a transaction being accounted for under the installment method pursuant to Code Section 453 or analogous provision of state, local or foreign laws or regulations;

                  (xii) based on applicable law as in effect on the date hereof, there is no contract, agreement, plan or arrangement covering any persons, individually or collectively, giving rise to a payment by the Companies or the Subsidiary of an amount that would not be deductible by reason of Code
      Section 280G;

                  (xiii) no excess loss account (as described in Treasury Regulations Section 1.1502-19) exists with respect to the Subsidiary;

                  (xiv) none of the Companies or the Subsidiary has any deferred gain or loss (x) arising from intercompany transactions (as described in Treasury Regulations Section 1.1502-13), or (y) with respect to stock or obligations of any other member of the Companies' affiliated group (as described in Treasury Regulations Section 1.1502-13);

                  (xv) none of the Companies or the Subsidiary (A) has been a member of any consolidated, combined or unitary group for Income Tax purposes that included any member other than a member of the current federal consolidated Income Tax group of which the Companies is the common parent, or (B) have any Liability for Taxes of any person (other than the Companies and the Subsidiary) under Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or foreign law), as a transferee or successor by contract, or otherwise;

            (e) Schedule 2.11(e) contains a true, complete and accurate list of countries, states, territories and jurisdictions (whether foreign or domestic) in which the Companies and/or the Subsidiary have filed income, franchise, sales and use Tax Returns for taxable periods ending after December 31, 1992.

            (f) Each of the Companies is and has always been an S corporation, as defined in Section 1361(a) of the Code, and will continue to be an S corporation for all taxable periods which include the Closing Date.

      2.12  Employee Benefits.

            (a) Schedule. Schedule 2.12(a) contains a true, complete and accurate list of each Company Benefit Plan and each Employee Agreement maintained or contributed to at any time since January 1, 1992. No Company nor any of its ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Company Benefit Plan, to enter into any Employee Agreement or to modify or to terminate any Company Benefit Plan or Employee Agreement (except to the extent required by law or to conform any such Company Benefit Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Employees.





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



            (b) Documents. Each of the Companies has provided, or has caused to be provided, to Buyer (i) current, accurate and complete copies of all documents embodying or related to each Company Benefit Plan and each Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the three most recent annual actuarial valuations, if any, prepared for each Company Benefit Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Benefit Plan or related trust, as well as the three most recent Form 990's and 1041's, if applicable; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation ss.2520.104-23, if any, filed for each Company Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA for a select group of management or highly compensated employees;
(v) the most recent determination letter received from the IRS for each Company Benefit Plan and related trust which is intended to satisfy the requirements of
Section 401(a) of the Code and all rulings or determinations requested since the most recent determination letter; (vi) if the Company Benefit Plan is funded, the most recent annual and periodic accounting of Company Benefit Plan assets;
(vii) the most recent summary plan description together with all material modifications, if any, required under ERISA with respect to each Company Benefit Plan; (viii) all material communications to any Employee or Employees relating to each Company Benefit Plan; (ix) all correspondence from the IRS, the Department of Labor and/or the PBGC since January 1, 1992, regarding each Company Benefit Plan.

            (c) Compliance. With respect to each Company Benefit Plan (i) the Companies, the Subsidiary and each ERISA Affiliate have performed all obligations required to be performed by them under each Company Benefit Plan and Employee Agreement and none of the Companies nor any of their ERISA Affiliates is in default under or in violation of, any Company Benefit Plan, (ii) each Company Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department; (iii) each Company Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code and no circumstances exist which would adversely affect this qualification or exemption; (iv) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan unless exempt under
Section 4975 of the Code or Section 408 ERISA, as applicable; (v) no action or failure to act and no transaction or holding of any asset by, or with respect to, any Company Benefit Plan has or may subject any of the Companies or any of their ERISA Affiliates or any of their fiduciaries to any tax, penalty or other liability, whether by way of indemnity or otherwise; (vi) there are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of any of the Companies or any of their ERISA Affiliates, threatened or anticipated (other than routine claims for benefits) against any of the

Companies or any of their ERISA Affiliates or any of their administrators, trustees or other fiduciaries of any Company Benefit Plan with respect to any Company Benefit Plan or Employee Agreement, or against any Company Benefit Plan or against the assets of any Company Benefit Plan; (vii) no event or transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any Tax Lien or liability under Chapter 43 of Subtitle D of the Code, ERISA or to the PBGC; (viii) each Company Benefit Plan can be amended, terminated or otherwise discontinued without liability to any of the Companies or any of their ERISA Affiliates; (ix) the Companies and their ERISA Affiliates have made all contributions or other payments required to be made as of the date hereof with respect to each Company Benefit Plan; (x) no Company Benefit Plan is under audit or investigation by the IRS, the Department or the PBGC, and to the knowledge of the Companies or any ERISA Affiliate no such audit or investigation is pending or threatened and; (xi) all group health plans maintained by the Companies and each ERISA Affiliate have been operated in compliance with Section 4980B of the Code.

            (d) Pension Plans. None of the Companies nor any ERISA Affiliate presently sponsors, maintains, contributes to, nor is the Companies or any ERISA Affiliate required to contribute to, nor has the Companies nor any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, a Pension Plan which is subject to Title IV of ERISA.

            (e) Multiemployer Plans. At no time has any Company or any of its ERISA Affiliates contributed to or been required to contributed to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any Multiemployer Plan or Section 412 of the Code.

            (f) No Post-Employment Obligations. Except as set forth on Schedule 2.12(f), none of the Companies nor any ERISA Affiliate (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised, or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code or Section 412 of the Code.

            (g) Effect of Transaction. Except as set forth on Schedule 2.12(g), the execution of, and performance of the Contemplated Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, (ii) result in the triggering or imposition of any restrictions or limitations on the right of any of the Companies or the Buyer to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting form such amendment or termination, subject to applicable taxes, or (iii) result in any carryover liability to Buyer for Taxes, penalties, interest or any other items resulting from any Benefit Plan. No payment or benefit which will or may be made by any of the Companies, the Buyers, the Subsidiary or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (h) 501(c)(9) Trust. No Company Benefit Plan nor Employee Agreement is funded by a trust described in Section 501(c)(9) of the Code.

            (i) Welfare Plan Funding. With respect to each Welfare Plan, all claims incurred (including claims incurred but not reported) by employees thereunder for which any of the Companies or the Subsidiary is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (iii) will be accrued and reflected as a current liability on the Final Closing Balance Sheet.

            (j) Controlled Group Liability. None of the Companies nor the Subsidiary has any liability, contingent or otherwise, to, or with respect to any Benefit Plan (other than the Company Benefit Plans and Employee Agreements that are completely and accurately listed on Schedule 2.12(j)), which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, by the Subsidiary or any ERISA Affiliate or former ERISA Affiliate.

            (k) Severance Payments. The Contemplated Transactions will not accelerate the time of payment or vesting of, or increase the amount of, compensation due, or result in a severance payment for any director, officer or employee or former director, officer or employee (including any beneficiary) of any of the Companies from the Buyer and the Companies agree that they shall retain all such obligations.

            (l) Nonassumption of Company Benefit Plan. The parties agree that the Buyer does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any Company Benefit Plan or any other employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by any of the Companies or any ERISA Affiliate for their employees, former employees, retirees, their beneficiaries or any other person. In addition and not as a limitation of the foregoing covenant the parties agree that each of the Companies and each ERISA Affiliate shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events that occur on or before Closing Date.





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



      2.13 Compliance with Certain Legal Requirements; Governmental Authorizations.

            (a) Except as completely and accurately set forth in Schedule 2.13(a), (i) each of the Companies and the Subsidiary has complied in all material respects with each Legal Requirement that is applicable to it or to the conduct or operation of its business or to the ownership or use of any of its properties or assets and (ii) none of the Companies nor the Subsidiary has received any written notice from any Governmental Body or any other person or entity regarding any material violation of, or failure to comply with, any Legal Requirement.

            (b) Schedule 1.2(b)(vi) contains a true, complete and accurate list of each Permit that is held by any of the Companies or the Subsidiary or that otherwise relates to or is required in connection with the business or operations of any of the Companies or the Subsidiary. Each Permit listed in
Schedule 1.2(b)(vi) has, to the best knowledge of each of the Companies, been duly authorized and is valid and in full force and effect. Except as completely and accurately set forth in Schedule 1.2(b)(vi), (i) each of the Companies and the Subsidiary has complied in all material respects with all of the terms and requirements of the Permit applicable to it and identified in Schedule 1.2(b)(vi), (ii) no event has occurred or circumstance exists that (A) would constitute or result directly or indirectly in a violation of or a material failure to comply with any term or requirement of any Permit identified in
Schedule 1.2(b)(vi), or (B) would result in the revocation, withdrawal, suspension, cancellation, modification or termination of any Permit identified in Schedule 1.2(b)(vi) and (iii) the Permits are sufficient and adequate in all respects to permit the continued lawful conduct of the business and operations of each of the Companies and the Subsidiary in the manner now conducted. Following consummation of the transactions contemplated hereby, the Permits will continue to be valid and subsisting, in full force and effect, and subject to the required consents set forth on Schedule 2.13(b), enforceable by Buyer without any consent or approval of any Governmental Body or other third party; or, in lieu of such existing Permits, replacement or substitute Permits will be available to or obtainable by Buyer at little or no cost in the ordinary course without any interruption of the conduct of the Business following the Closing Date, assuming timely application therefor and reasonable diligence in pursuant thereof by Buyer. None of such Permits have been, or to the knowledge of each of the Companies, are threatened to be, revoked, canceled, suspended or modified.

      2.14 Litigation. Except as completely and accurately set forth in Schedule 2.14, there is (i) no suit, action or proceeding or investigation pending against any of the Companies or the Subsidiary nor is there any judgment, decree, injunction, rule or order of any Governmental Body or arbitrator outstanding against any of the Companies or the Subsidiary, or (ii) to the best knowledge of each of the Companies, no suit, action or proceeding or investigation threatened against or affecting any of the Companies or the Subsidiary, in each case set forth in clause (i) or (ii) that, individually or in the aggregate, could adversely affect any of the Companies or Buyer or that could reasonably be expected to prevent, hinder or materially delay the ability of any of the Companies to consummate the Contemplated Transactions.




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




      2.15 Absence of Certain Changes or Effects. Except as completely and accurately set forth on Schedule 2.15 and except as otherwise expressly contemplated by this Agreement, since December 31, 1996, the Companies have conducted the Business in the ordinary course, consistent with past practice and there has not been (a) any material adverse change in the condition (financial or otherwise), prospects, results of operations, business, properties, assets, or liabilities of the Companies and the Subsidiary taken as a whole (a "Material Adverse Change") or any event or condition which could reasonably be expected to have such a Material Adverse Change, (b) any waiver of any valuable right of any of the Companies or the Subsidiary, the cancellation of any valuable right of any of the Companies or the Subsidiary, or the cancellation of any material debt or claim held by any of the Companies or the Subsidiary, (c) any payment, discharge or satisfaction of any claim, liability or obligation of any of the Companies or the Subsidiary other than in the ordinary course of business, (d) any Lien upon the assets of any of the Companies or the Subsidiary other than Permitted Liens that arise in the ordinary course of business, (e) any sale, assignment or transfer of any tangible or intangible assets of any of the Companies or the Subsidiaries, except in the ordinary course of business with respect to Inventory, (f) any loan by any of the Companies or the Subsidiary to any officer, director, employee, consultant, or shareholder of the Companies or the Subsidiary, (g) any increase, direct or indirect, in the compensation paid or payable to any officer or director of any of the Companies or the Subsidiary, or, other than in the ordinary course of business, to any other employee, consultant or agent of any of the Companies or the Subsidiary, (h) any change in the accounting methods, practices or policies of any of the Companies or the Subsidiary, (i) any indebtedness incurred for borrowed money by any of the Companies or the Subsidiary other than in the ordinary course of business, (j) any amendment to or termination of any material agreement to which any of the Companies or the Subsidiary is a party, (k) the making or changing of a material Tax election, compromise of any material Tax Liability or the making of any payment pursuant to any agreement, arrangement or contractual obligation described in Section 2.11(d)(ii), (l) any transaction or action by the Sellers that would cause any representation or warranty of any of the Sellers to be not true as of the Closing Date, (m) any transaction by the Companies or the Subsidiary except in the ordinary course of business or as otherwise contemplated hereby, or (n) any agreement or commitment (contingent or otherwise) by any of the Companies or the Subsidiary to do any of the foregoing.

      2.16  Contracts; Leases; Absence of Certain Practices.

            (a) Schedule 1.2(b)(ix) sets forth a true, complete and accurate list of each contract, agreement, arrangement or commitment, written or oral (a "Contract") to which any of the Companies or the Subsidiary is a party, or by or to which the Companies or the Subsidiary or the properties, assets or operations of the Companies or the Subsidiary may be subject, of a type described below (a "Scheduled Contract"), and the Companies have made available to Buyer for its review true and complete copies of each, except such agreements and contracts as are cancelable without penalty by any of the Companies and the other parties to such contract or agreement with 30 days prior written notice:





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



                  (i)   Employee Agreement;

                  (ii) employee collective bargaining agreement or other contract with any labor union;

                  (iii) covenant of any of the Companies or the Subsidiary not to compete or other covenant of any of the Companies or the Subsidiary restricting the development, manufacture, marketing or distribution of the products and services of any of the Companies or the Subsidiary;

                  (iv) Contract with (A) any Stockholder or any Affiliate or relative of any Stockholder or (B) any current or former officer, director or employee of any of the Companies, the Subsidiary or any Affiliate of the Companies or the Subsidiary (other than Employee Agreements);

                  (v) lease, sublease or similar agreement with any Person under which any of the Companies or the Subsidiary is a lessor or sublessor of, or makes available for use to any Person, (A) any Company Property or (B) any portion of any premises otherwise occupied by any of the Companies or the Subsidiary;

                  (vi) lease, sublease or similar agreement with any Person under which (A) any of the Companies or the Subsidiary is lessee of, or holds or uses, any machine, equipment, vehicle or other tangible personal property owned by any Person, except for short-term rentals of equipment in the ordinary course of business not exceeding a material amount individually or in the aggregate, or (B) any of the Companies or the Subsidiary is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by any of the Companies or the Subsidiary, in any such case which has a material future liability or receivable (for purposes of this subsection (vi) only, "material" shall mean in excess of $25,000.00);

                  (vii) continuing Contract for the future purchase of materials or products which has a material aggregate future liability to any Person (for purposes of this subsection only, "material" shall mean in excess of $25,000.00);

                  (viii) (A) continuing Contract for the future purchase of supplies or equipment, (B) management, service, consulting or other similar type of Contract or (C) advertising agreement or arrangement, in any such case which has a material aggregate future liability to any Person (for purposes of this subsection only, "material" shall mean in excess of $10,000.00);

                  (ix) material license, option or other agreement relating in whole or in part to Intellectual Property (including any license or other agreement under which any of the Companies or the Subsidiary is licensee or licensor of any such Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of any of the Companies, the Subsidiary or any other Person or entity;

                  (x) Contract or other instrument under which any of the Companies or the Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness issued by any of the Companies or the Subsidiary to any Person;

                  (xi) Contract or other instrument under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Companies or the Subsidiary or (B) any of the Companies or the Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person;

                  (xii) Contract or other instrument under which any of the Companies or the Subsidiary has directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

                  (xiii) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any Company Property, which Lien is completely and accurately set forth in Schedule 2.9;

                  (xiv) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of any of the Companies or the Subsidiary or any predecessor Person;

                  (xv) Contract or other arrangement that involves performances of services or delivery of goods or materials by any of the Companies or the Subsidiary of a material amount or value other than any Contract or other arrangement entered into in the ordinary course of business consistent (in amount and kind) with past practice (for purposes of this subsection only, "material" shall mean in excess of $25,000.00);

                  (xvi) Contract or other arrangement of any of the Companies or the Subsidiary including, without limitation, any partnership or joint venture agreement, any stock or asset acquisition agreement, any joint venture agreement and any strategic marketing or alliance agreement;

                  (xvii) Contract or other arrangement relating to the sale or purchase by any of the Companies or the Subsidiary of any properties, assets or business operations, other than the sale of inventory in the ordinary course of business, or for the grant of any option relating to any of the foregoing;

                  (xviii) Contract, agreement or other arrangement identified in
      Section 2.11(d)(ii); or

                  (xix) other agreement, contract, lease, license, commitment or instrument to which any of the Companies or the Subsidiary is a party or by or to which it or any of its assets or business is bound or subject which has a material aggregate future liability to any person (for purposes of this subsection only, "material" shall mean in excess of $10,000.00).

            Except as completely and accurately set forth in Schedule 2.16(a), all Scheduled Contracts will continue to be legal, valid, binding, enforceable, and in full force and effect against all the parties thereto on identical terms following the Closing. There is no breach, violation or default by any of the Companies or the Subsidiary and no event which, with notice or lapse of time or both, would (A) constitute a breach, violation or default by any of the Companies or the Subsidiary under any such Scheduled Contract or (B) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against any of any of the Companies or the Subsidiary under, any such Scheduled Contract. To the best knowledge of the Companies, no other party to any of such Scheduled Contracts is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Scheduled Contracts, no waiver or indulgence has been granted by or to any of the parties thereto and no party to any of such Contracts has repudiated any provision thereof.

            (b) No direct or indirect payments have been made to any person or entity by any of the Companies, the Subsidiary or any of their Affiliates in violation of, or that would violate, any Legal Requirement for the purposes of inducing such person or entity to sell or purchase any products to or from any of the Companies or the Subsidiary or any of their respective distributors, brokers, agents or other representatives or to induce such person or entity not to purchase or sell any items to or from any other person or entity. None of the Companies or the Subsidiary nor any of their respective officers, directors or employees has nor any Stockholder has, directly or indirectly, given or made or agreed to give or make any improper or illegal commission, payment, gratuity, gift, political contribution or similar benefit of any customer, supplier, governmental employee or other person or entity who is or may be in a position to assist or hinder any of the Companies or the Subsidiary or to assist any of the Companies or the Subsidiary in connection with any actual or proposed transaction relating to the Business or the Assets.

            (c) Except as completely and accurately set forth on Schedule 2.16(c), all Closing Date Retired Debt (as defined in Section 5.1(c)) may be repaid and extinguished, in whole or in part, without any prepayment penalty or premium.

      2.17 Insurance. Schedule 2.17 sets forth a true, complete and accurate list of, and the Companies have made available to Buyer or its representatives for its review true, complete and accurate copies of, all insurance policies (including all policies or binders of fire, liability product liability, worker's compensation, vehicular and other insurance and all surety and fidelity bonds with respect to the Assets and the Business, and all pending applications for any of the foregoing) currently in force and effect. Such policies, binders and bonds are valid and binding in accordance with their terms and are in full force and effect. All premiums and fees due and payable under such insurance policies binders and bonds have been paid. Except as set forth on
Schedule 2.17, none of the Companies nor the Subsidiary is in default with respect to any provision contained in any insurance policy, binder or bond and none of them has failed to give any notice or present any claim under any policy or binder in due and timely fashion. Except for claims that are completely and accurately set forth on Schedule 2.17, there are no material outstanding unpaid claims under any instrument, policy or binder, and none of the Companies nor the Subsidiary has received any notice of cancellation or non-renewal of any instrument, policy or binder. Except as completely and accurately set forth on
Schedule 2.17, none of the Companies nor the Subsidiary has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.17 will not be available in the future on substantially the same terms as now in effect.

      2.18  Environmental Matters.

            (a) Except as completely and accurately disclosed on Schedule 2.18:

                  (i) no Hazardous Substances have been used, generated, manufactured, stored or treated, or disposed of or in any other way released on, under or about any Company Property or transported to or from any Company Property, except in compliance with applicable Environmental Laws;

                  (ii) none of the Companies nor the Subsidiary is currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or any corrective action decree, order or agreement issued or entered into under any Environmental Law and is not subject to any reclamation or remediation requirements under applicable Environmental Laws, or any reporting requirements related to such order, schedule, decree, agreement or reclamation or remediation requirements;

                  (iii) none of the Companies nor the Subsidiary has received any notification that it has been named as a potentially responsible party under, and none of the Company Property has been designated as a facility that is subject to an existing or potential claim under, CERCLA or any other Environmental Law, and none of the Company Property is subject to any lien arising under Environmental Laws;

                  (iv) the Companies and the Subsidiary have all Environmental Permits necessary to operate the Assets and the Business and facilities in compliance with applicable Environmental Laws and the Companies will not be required under existing Environmental Laws to install additional environmental or pollution control equipment or make other capital expenditures in order to comply, or remain in compliance, with Environmental Laws;

                  (v) there are no underground storage tanks located on or under any Company Property and any underground storage tank previously removed from any Company Property was removed in accordance with applicable Environmental Laws;

                  (vi) there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or threatened against any of the Companies or the Subsidiary relating to the ownership, lease or use of any Company Property under or in respect of any Environmental Laws,

                  (vii) the Companies have provided the Buyer copies of all environmental audits, assessments or other evaluations in its possession or subject to its control prepared with respect to the Business or any Company Property;

                  (viii) no asbestos or polychlorinated biphenyl are present on or at any Company Property;

                  (ix) except for noncompliances that have been corrected and cannot cause the Buyer or the Companies or the Subsidiary to incur any Environmental Liability, each of the Companies and the Subsidiary has conducted its respective business and operations in compliance with all material limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws;

                  (x) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws that any of the Companies or the Subsidiary has agreed to, assumed or retained, by contract or otherwise; and

                  (xi) no facts or circumstances exist that impose or could reasonably be expected to impose Environmental Liabilities on any of the Companies or the Subsidiary.

In specific, but not by way of limitation, Buyer shall have the right to inspect or test, including soil and groundwater sampling, or, at its sole cost and expense, contract with a third party to inspect and test, for purposes of confirming the presence of all Environmental Permits and assessing compliance with and obligations under Environmental Laws.

      2.19 Brokers or Finders. None of the Companies has engaged any Person to act on its behalf who would have any claim against Buyer or the Subsidiary following consummation of the Contemplated Transactions for brokerage or finder's fees or agent's commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.





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



      2.20 Labor Matters. Except as completely and accurately set forth on
Schedule 2.20, (i) each of the Companies and the Subsidiary are in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor terms and conditions of employment and wages and hours, (ii) none of the Companies nor the Subsidiary is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any Employee, including, without limitation, violation of any federal, state or local labor, safety or employment laws, charges of unfair labor practices or discrimination complaints, (iii) none of the Companies nor the Subsidiary is presently, nor has been within the past twelve months, bound by or subject to (and none of the Assets is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, no such commitment or arrangement is currently being negotiated and no labor union has requested or, to the best knowledge of any of the Companies has sought to represent any of the Employees, representatives or agents of any of the Companies or the Subsidiary (iv) there is no labor strike, dispute, slowdown or stoppage pending, or, to the best knowledge of the Companies, threatened against or involving any of the Companies or the Subsidiary, and (v) to the best knowledge of the Companies, no salaried key Employee has any plans to terminate his or her employment with any of the Companies or the Subsidiary.

      2.21  Intellectual Property.

            (a) Schedule 1.2(b)(vii) includes a true, complete and accurate list of all Intellectual Property held or owned by any of the Companies or the Subsidiary or in which any of the Companies or the Subsidiary has any interest and is all the Intellectual Property necessary for use in the Business as presently conducted. Except as completely and accurately set forth on Schedule 2.21, (a) one or more of the Companies or the Subsidiary owns or has the perpetual right to use, without payment to or interference from any Person, all Intellectual Property identified in Schedule 1.2(b)(vii), such Intellectual Property being valid, enforceable and in good standing. None of the Companies knows of, nor has it received any notice of any claim for infringement or interference or other conflict with the asserted rights of others with respect to any Intellectual Property and one or more of the Companies or the Subsidiary own all such Intellectual Property free and clear of all Liens, except Permitted Liens.

            (b) One or more of the Companies or the Subsidiary owns or has the right to use all inventions (whether or not patentable), all proprietary rights and all business information (including without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs drawings, specifications, customer/subscriber lists, supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively "Trade Secrets") necessary for the operation of the Business as presently conducted, free and clear of all Liens, and no Trade Secret has been challenged or misappropriated in any way or to the best knowledge of the Companies, has any proceeding been threatened with respect thereto and none of the subject matter of any such Trade Secret has been misappropriated or is alleged to have been misappropriated from any Person.

      2.22 Effect of Transaction. Except as completely and accurately set forth in Schedule 2.22, none of the Companies has any reasonable basis to believe that any creditor, employee, client, customer, supplier, distributor or other Person having a material business relationship with any of the Companies or the Subsidiary intends to change such relationship because of the Contemplated Transactions.

      2.23 No Material Omissions. To the knowledge of the Companies, there are no facts or circumstances that are material to the Business or the Assets that have not been disclosed to the Buyer in this Agreement or in the Exhibits or Schedules.

      2.24 Suppliers. Except as completely and accurately set forth in Schedule 2.24, no single supplier or distributor accounted for more than 5% of the services or merchandise purchased by the Companies and the Subsidiary during the year ended December 31, 1996, or during the six months ended June 30, 1997, and no single supplier or distributor is expected to account for more than 5% of such services or merchandise during the twelve-month period ending June 30, 1998. Except as completely and accurately set forth in Schedule 2.24, since the date of the Balance Sheet there has not been (i) any material adverse change in the business relationship of the Companies or the Subsidiary with any supplier or distributor of services or merchandise identified in Schedule 2.24 or (ii) any change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier.

      2.25 Customers. Except as completely and accurately set forth in Schedule 2.25, no single customer accounted for more than 5% of the combined sales of the Companies and the Subsidiary during the year ended December 31, 1996, or during the six months ended June 30, 1997, and no single customer is expected to account for more than 5% of such sales during the twelve months ended June 30, 1998. Except as completely and accurately set forth in Schedule 2.25 since the date of the Balance Sheet there has not been (i) any adverse change in the business relationship of the Companies or the Subsidiary with any customer identified in Schedule 2.25 or (ii) any change in any term (including credit terms) of the sales agreements or related agreements with any such customer. Except as set forth on Schedule 2.25, during the past two years, none of the Companies nor the Subsidiary has received any customer complaints concerning its products and services, nor have they had any of their products returned by a purchaser thereof, other than complaints and returns in the ordinary course of business.

      2.26 Performance Bonds; Letters of Credit. There are no performance or similar bonds or letters of credit currently posted by the Companies or any of their Affiliates for the purpose of operating the Assets.

      2.27 Solvency. Each Company is not now insolvent, nor will any of the Companies be rendered insolvent by the occurrence of the Contemplated Transactions. In addition, immediately after giving effect to the consummation of the Contemplated

Transactions, (i) each of the Companies will be able to pay its debts as they become due, (ii) the property of the Companies does not and will not constitute unreasonably small capital, and each of the Companies will not have unreasonably small capital and will have sufficient capital with which to conduct its business and/or to wind up its affairs and dissolve and (iii) there will be no pending or threatened litigation or final judgments against any of the Companies in any action for money damages that is reasonably anticipated to be rendered at a time when, or in amounts such that any of the Companies will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to each Company, after taking into account all other anticipated uses of the cash of each Company, will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this Section, (x) "insolvent" means, for any Person, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and (y) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

      B. Each Stockholder, severally but not jointly, represents and warrants to Buyer solely with respect to such Stockholder individually and not with respect to any other Stockholder as follows:

      2.28 Authority. Such Stockholder has all requisite legal right, power, capacity and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

      2.29 No Conflict With Laws. The execution, delivery and performance of this Agreement by such Stockholder and the consummation of any of the Contemplated Transactions will not, directly or indirectly (with or without notice or the lapse of time) except for the applicable requirements of the HSR Act, contravene, conflict with, or result in a violation or breach of or default under (with or without due notice or lapse of time, or both), require filing with or obtaining consent from Governmental Body or other Person or entity under, or give any Governmental Body or other person or entity under, or give any Governmental Body or other person or entity the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief in any such instance under any Legal Requirement or any Order to which such Stockholder is subject.

      2.30 No Brokers. Such Stockholder has not engaged any Person to act on his behalf who would have any claim against Buyer or the Subsidiary for brokerage or finders' fees or agent commissions or other similar payments in connection with this Agreement or the Contemplated Transactions.



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




      2.31 Foreign Person. Such Stockholder is not a foreign person within the meaning of Code Section 1445.

      2.32 No Assets. Such Stockholder does not own, directly or indirectly, except through the Companies or the Subsidiary, any assets, rights, franchises or properties used or useful in the Business.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Sellers as follows:

      3.1 Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, duly qualified as a foreign corporation and in good standing under the laws of all states and other jurisdictions in which the transaction of its business requires such qualification.

      3.2   Authority; No Conflict.

            (a) The Buyer has all requisite corporate right, power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the Contemplated Transactions. This Agreement has been duly executed by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

            (b) Except as completely and accurately set forth in Schedule 3.2, neither Buyer's execution and delivery of this Agreement nor the consummation or performance by Buyer of any of the Contemplated Transactions will give any person the right or ability to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i) any provision of the Certificate of Incorporation or Bylaws of Buyer;

                  (ii) any Legal Requirement or Order to which Buyer may be subject; or

                  (iii) any contract, agreement, arrangement or commitment, written or oral to which Buyer is a party or by which Buyer may be bound.




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




      3.3 Certain Proceedings. There is no pending proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, materially delaying making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      3.4 Brokers or Finders. Buyer has incurred no obligation or liability, contingent or otherwise, and has not engaged any Person to act on its behalf who would have any claim against any Seller for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or any of the Contemplated Transactions.

      3.5 Financial Capacity. The Buyer's Balance Sheet at July 31, 1997, a true and correct copy of which has heretofore been delivered to the Representatives, accurately reflects its financial position on such date in all material respects and to the best of Buyer's knowledge, there has been no events since such date that would have a material adverse effect on such financial condition.

                                  ARTICLE IV

                           COVENANTS OF THE SELLERS

      4.1 Access. During the period commencing on the date of this Agreement and continuing through the Closing Date, the Sellers shall (i) afford to Buyer and its representatives full and complete access during normal business hours, upon reasonable advance notice, to the personnel, properties, contracts, books and records, and other documents and data of the Companies and the Subsidiary, (ii) furnish Buyer and its representatives with copies of all such contracts, books and records (including, but not limited to, Tax Returns), and other existing documents and data as Buyer and its representatives may reasonably request, and
(iii) furnish Buyer and its representatives such additional financial, operating, and other data and information as Buyer and its representatives may reasonably request, all of which shall be done under the supervision of such representatives of the Sellers and as may be designated from time to time in writing to Buyer. In addition, between the date of this Agreement and the Closing Date, the Sellers will allow Buyer to meet with representatives of certain of the Companies' and the Subsidiary's customers in order to confirm that satisfactory business relationships exist between the Companies and/or the Subsidiary, as applicable, and such customers. No investigation or receipt of information shall affect any representation or warranty of the Sellers contained in this Agreement or the conditions to the obligations of Buyer specified in this Agreement.

      4.2 Operation of the Business. Between the date of this Agreement and the Closing Date, unless otherwise agreed to in writing by Buyer, the Sellers will:

                  (i) except as otherwise allowed or required pursuant to the terms of this Agreement, conduct the business and operations of each of the Companies and the Subsidiary only in the ordinary course in a manner consistent with past practice;

                  (ii) use best efforts to preserve intact the current business organizations of each of the Companies and the Subsidiary, keep available the services of the current officers, employees, and agents of each of the Companies and the Subsidiary, and maintain the relations and goodwill with all suppliers, customers, licensers, licensees, landlords, trade creditors, Employees, agents, and others having business relationships with each of the Companies or the Subsidiary;

                  (iii) confer with Buyer concerning operational matters of a material nature;

                  (iv) maintain in full force and effect the insurance described in Section 2.17 or insurance providing at least comparable coverage;

                  (v) maintain all the properties and assets of the business and operations of each of the Companies and the Subsidiary in the ordinary course consistent with past practice;

                  (vi) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

                  (vii) perform and comply with its obligations under all Contracts in the ordinary course of business consistent with past practice;

                  (viii) promptly advise Buyer of any change in circumstances which arises prior to the Closing, which would make any representation or warranty set forth in this Agreement untrue if such state of facts had existed on the date of execution of this Agreement.

                  (ix) furnish to Buyer copies of all financial statements and certificates and reports concerning operation of the business, as and when such financial statements, certificates and reports are delivered to any Seller or pursuant to any Scheduled Contract; and

                  (x) report periodically to Buyer concerning the status and operation of the business and operations of each of the Companies and the Subsidiary.

      4.3 Conduct of Business of the Companies. Except as contemplated by this Agreement or with the prior written consent of Buyer, during the period from the date hereof to the Closing, none of the Companies will, or will permit not cause the Subsidiary to:

                  (i) except for increases in salary, wages and benefits of officers (other than executive officers) or Employees of the Companies or the Subsidiary in the ordinary course of business in accordance with past practice, increase the compensation or benefits payable or to become payable to any Employee, or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into or amend any Employee Agreement or establish, adopt, enter into, or amend or fund any payments owing under, or accelerate the vesting of any benefits under, any Company Benefit Plan, except in each case to the extent required by applicable law;

                  (ii) acquire, sell, lease or dispose of any assets (except raw materials, in the ordinary course of business) which are material to the Companies or the Subsidiary, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction (except in the ordinary course of business not exceeding a material amount individually or in the aggregate; for purposes of this parenthetical only, "material" shall mean in excess of $50,000.00);

                  (iii) (A) create, incur, assume or prepay any indebtedness for borrowed money (including obligations in respect of capital leases) except for short-term debt in the ordinary course of business consistent with past practice under existing lines of credit, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (C) make any loans, advances or capital contributions to, or investments in, or enter into any "keep well" arrangements or other agreement to maintain the financial condition of, any other Person;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (v) pay, discharge or satisfy any claims or liabilities, except for the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or waive, release, grant, or transfer any rights of material value or modify in any material respect any existing Contract, other than in the ordinary course of business consistent with past practice;

                  (vi) (A) make any material Tax election, (B) settle or compromise any material Tax Liability or (C) extend or waive any statute of limitations in respect of Taxes;

                  (vii) mortgage, pledge or subject to any Encumbrance any of its properties or assets, tangible or intangible;

                  (viii) take any action that would cause any of the representations and warranties contained in Article II A. to be untrue at the date made or any future date or would result in any of the conditions to the consummation of the Contemplated Transactions not being fulfilled; or

                  (ix) authorize or agree in writing or otherwise to take any of the foregoing actions.

      4.4 Third Party Consents; FTC Notification. Prior to the Closing, each of the Companies will use commercially reasonable efforts to obtain all consents required from third parties that are party to Contracts or Scheduled Leases to the Contemplated Transactions. To the extent required by law, each Seller shall file or cause to be filed promptly with the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "Justice Department") all reports or other documents required to be filed by the Sellers under the HSR Act, concerning the transactions contemplated hereby, and to promptly comply with or cause to be complied with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each Seller shall furnish or cause to be furnished to Buyer such information as Buyer reasonably requires for the purposes of performing Buyer's obligations under Section 5.1(b) hereof. All filing fees paid pursuant to the HSR Act will be paid by Buyer.

      4.5 Best Efforts. Without the prior written consent of Buyer, no Seller shall take any action that would cause or reasonably be expected to tend to cause the conditions to the obligations of the parties under this Agreement not to be fulfilled, including, without limitation, taking or causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing that could cause the representations or warranties made by any of the Sellers herein not to be true, complete and accurate as of the Closing. Sellers shall use commercially reasonable efforts to obtain any consents of Governmental Bodies, suppliers, and other Persons required in order for the Companies to sell and transfer the Business pursuant to this Agreement. If any of the foregoing shall require the consent of any party other than a party hereto, then this Agreement shall not constitute an agreement to assign the same, and such items shall not be assigned to or assumed by Buyer if an actual or attempted assignment thereof would constitute a breach or default thereunder. Sellers shall use commercially reasonable efforts to obtain such consents to the extent required of such other parties. If any such consent cannot be obtained, the Sellers will cooperate in any reasonable arrangement designed to obtain for Buyer all benefits and privileges of the applicable instrument, contract, license, document or permit.

      4.6 Change of Companies' Name. Immediately following the Closing, the Companies shall cease to use the Names or any similar name and as soon as practical thereafter will file with the office of the Secretary of State of the states of their incorporation all documents necessary to change the names of the Companies to a name reasonably satisfactory to the Buyer. Pending the effectiveness under the applicable corporate statutes of the Companies' name change, the Companies shall file all necessary documentation with the appropriate governmental authorities to evidence their doing business as entities using a name other than the Name. The Companies shall also take the equivalent action with respect to such name in any other jurisdiction where it has been, or is licensed to be used.

      4.7 Vacate Real Property. Each of the Sellers shall vacate all of the Company Property on the Closing Date.

      4.8   Title Policy and Surveys.

                  (a) Sellers shall, as soon as practicable and no later than the fifth day prior to the Closing Date, furnish to Buyer an Owners Title Policy Commitment (the "Commitment") issued by a title company satisfactory to Buyer committing and binding said title company to issue to Buyer an Owners Title Policy in an amount not to exceed $400,000, which shall show good and indefeasible title to the Owned Property to be vested in DWS and shall contain or be subject to no exceptions, conditions or stipulations except ad valorem Taxes for the current year or other matters approved in writing by Buyer (the "Title Policy"). The survey exception shall be deleted from the Title Policy.

                  (b) In the event there are any Liens of any nature affecting the Owned Property or its use, the Commitment shall list and specifically describe all instruments (including all pertinent recording data thereof) embodying, containing or evidencing each and all of said Liens, and a true copy of each of said instruments shall be attached to said Commitment for examination by Buyer.

                  (c) Sellers shall, at their expense, obtain and furnish to Buyer current date as-build surveys (the "Surveys") of the Owned Property (1) showing all boundaries and the location of all existing improvements thereon,
(2) showing any and all easements, rights-of-way and encroachments, and (3) containing a statement of the area of the Owned Property so that the exception relating to matters which a correct survey would show may be deleted from the title policy to be issued to Buyer.

                  (d) Buyer shall advise Sellers whether it accepts said Surveys and Commitment as soon as practicable after receipt thereof.

      4.9 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, none of the Sellers will, nor will they permit any of their respective representatives to, directly or indirectly solicit, initiate or encourage any inquiries, offers or proposals from, discuss or negotiate with or execute any agreement regarding or provide any information to, any Person (other than Buyer) relating to any transaction involving the sale of the Business or Assets or of any of the capital stock or any other equity securities of the Companies or the Subsidiary (including by way of an initial public offering), or any merger, consolidation, business combination, liquidation, recapitalization, dissolution or similar transaction involving the Companies or the Subsidiary (collectively, "Sale Proposals") or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Contemplated Transactions or which that or could reasonably be expected to materially dilute the benefits to Buyer of the Contemplated Transactions. If any such inquiries or Sale Proposals are received by, or any such information is requested from or any such negotiations or discussions are sought to be initiated with any Seller, then the Sellers will promptly notify Buyer of the nature, terms and status of the foregoing and the identity of the inquiring party and provide Buyer with a copy of all written materials provided in connection with such Sale Proposal. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, none of the Sellers will accept any Sale Proposal from any Person or entity other than Buyer.

      4.10 Phase I Environmental Studies. The Companies shall, at their sole cost and expense, deliver to Buyer at least five business days prior to the Closing, a Phase I Environmental Survey (or its equivalent) conducted by a third party acceptable to Buyer on each of the Companies Properties identified on
Schedule 4.10 (collectively, the "Phase I Surveys").


                                   ARTICLE V

                                OTHER COVENANTS

      5.1   Further Actions.

            (a) Upon the terms and subject to the conditions set forth in this Agreement each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Contemplated Transactions. Each of Buyer and the Sellers will use commercially reasonable efforts to cooperate with one another (i) in promptly determining whether any filings are required to be made or Permits are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any Legal Requirement or from any Governmental Body or third parties, including parties to loan agreements or other debt instruments or Contracts, in connection with the Contemplated Transactions and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approval, permits or authorizations.

            (b) To the extent required by law, Buyer shall file promptly all reports or other documents required or requested by the FTC or Justice Department under the HSR Act concerning the transactions contemplated hereby, and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the Act shall expire as soon as practicable after the execution and delivery of this Agreement. Buyer shall furnish to the Sellers such information concerning Buyer as the Sellers need to perform their obligations under Section
4.4 of this Agreement and Buyer agrees that all filing fees required to be paid pursuant to the HSR Act will be paid by Buyer.

            (c) Each of the Companies will provide, and will cause its officers and employees to provide, all necessary cooperation in connection with the arrangement of




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



Buyer's incurrence of any indebtedness (the "Borrowing") to be consummated contemporaneous with or at or after the Closing in respect of the Contemplated Transactions, including without limitation, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, consents, or other requested certificates or documents, provided that such execution and delivery of documents are contingent upon the Closing of the Contemplated Transactions. In addition, in conjunction with the obtaining of any such financing, at the request of Buyer, the Companies will call for prepayment or redemption of the indebtedness of the Companies to be assumed by Buyer pursuant to Section 1.4(a)(i) (the "Closing Date Retired Debt"); provided that no such prepayment or redemption shall actually be made until contemporaneously with or after the Closing and provided that such call or notice is contingent upon the Closing. Each of the Companies will cooperate with Buyer and use commercially reasonable efforts to assist Buyer in arranging for the repayment of all Closing Date Retired Debt and the release of any liens, financing statements and other Liens relating thereto.

            (d) Prior to the Closing, each of the Companies will use commercially reasonable efforts to cooperate with Buyer and to assist Buyer's outside auditors, and to cause the Companies' existing outside auditors or accountants (the "Company Auditors") to assist Buyer's outside auditors, in the preparation of audited financial statements as of and for the years ending December 31, 1995 and 1996 and unaudited financial statements as of and for the nine months ended September 30, 1997, and any other audited, unaudited, pro forma or other financial statements that may be reasonably requested by Buyer for filing with the Commission in connection with any filings that may be made by Buyer under the Securities Act or the Exchange Act or pursuant to a private placement of the securities of Buyer in connection with the Contemplated Transactions, including in connection with any financing to be obtained by Buyer through the private or public debt or equity markets. The fees and expenses of any audit and other procedures conducted by Buyer's outside auditors and by the Company Auditor pursuant to the preceding sentence shall be borne entirely by the Buyer.

      5.2 Transfer Taxes. The parties agree that inasmuch as the Assets include substantially all the operating assets of the Companies, the sale and purchase of the Assets, other than the Vehicles, are exempt from sales and use taxes in the jurisdictions in which the Assets are located pursuant to the bulk sale or occasional sale provisions in the applicable statutes in such jurisdictions, and that all parties hereto shall treat the transfer of the Assets provided for herein as a bulk or occasional sale for all purposes; provided, however, that to the extent it shall be determined after the date of the Agreement that, through no fault or misrepresentation on the part of any Seller, the sale by the Companies and the purchase by Buyer of all or any portion of the Assets (including the Vehicles) is subject to a sale, use or other transfer tax, then such tax shall be paid by Buyer. The Sellers shall cooperate with Buyer in the preparation, execution and filing of any Tax Returns that may be required in connection with such Taxes and any related filing fees, notarial fees and other costs.

      5.3 Public Announcements. Neither Buyer, on the one hand, nor any of the Sellers, on the other hand, will issue any press release or public statement with respect to the Contemplated Transactions without the other party's prior written consent, which consent shall not be unreasonably withheld; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties.

      5.4 Non-competition. For purposes of the representations, warranties and covenants contained in Sections 5.4(a) through 5.4(i) only, the reference to "Seller" shall not include Edrick Fontenot.

            (a) Each Seller acknowledges that pursuant to this Agreement that Buyer has purchased from the Sellers the goodwill of the Companies and the Business and that to induce Buyer to pay the Purchase Price for the Assets constituting the Business that the protection and maintenance of such goodwill constitutes a legitimate interest to be protected by the Buyer by this covenant not to compete. Therefore, each Seller agrees that for the period (the "Noncompetition Period") commencing upon the date hereof and ending upon the second anniversary (the "Ending Date") of a date (the "Termination Date") that
(i) in the case of a Seller who becomes an employee of Buyer or an Affiliate of Buyer, the termination of the Seller's employment with the Buyer or an Affiliate of Buyer and (ii) in the case of all other Sellers, the Closing Date, such Seller shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than as a stockholder of 5% or less of a publicly traded company), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is engaged in business (the "Companies Business") related to (i) electric and directional wireline service business and tubular testing and handling services in the oil and gas, hydrocarbon or geothermal drilling and exploration industries, (ii) the pipeline testing industry, or (iii) providing any other product or service currently provided by the Companies within each of the sixty-four parishes in Louisiana and any other geographic area where the Companies or the Buyer has engaged or engages on the Termination Date (such entire geographic area is hereinafter referred to as the "Noncompetition Area"). Each Seller represents to the Buyer that the enforcement of the restriction contained in this Section 5.4 would not be unduly burdensome to such Seller. Each Seller further represents and acknowledges that such Seller has willingly entered into this agreement not to compete and is willing and able to compete in other geographical areas not prohibited by this Section 5.4.

            (b) Each Seller agrees that in addition to the application of the provisions set forth in Article IX, a breach or violation of this covenant not to compete by such Seller shall entitle the Buyer, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which the Buyer may show itself justly entitled. Further, each Seller agrees that during any period in which such Seller is in breach of this covenant not to compete, the time period of this covenant shall be extended for the amount of time that such Seller is in breach hereof. Buyer acknowledges and agrees that a breach of this covenant not to compete by a Stockholder shall not entitle Buyer to indemnification by the other Sellers jointly and severally pursuant to Section 9.2(a) or any rights to receive any portion of the Escrow in excess of such breaching Stockholder's portion of the Escrow, and that Buyer's recourse for any such breach or violation shall be solely against the breaching Stockholder individually. The Sellers acknowledge and agree that a breach or violation of this covenant not to compete by the Companies shall be subject to indemnification by the Sellers jointly and severally pursuant to Section 9.2(a)(ii), which shall not be subject to any limitations under Section 9.4.

            (c) In addition to the restrictions set forth in paragraph (a) of this Section 5.4, each Seller agrees that for the Noncompetition Period such Seller will not, either directly or indirectly, (i) make known to any Person, firm or corporation that is engaged in the Companies Business the names and addresses of any of the customers of the Companies, Buyer or their Affiliates relating to the Companies Business, potential customers of the Companies, Buyer or their Affiliates relating to the Companies Business upon whom the Companies or Buyer or their Affiliates have called upon in the 12-month period immediately preceding the Termination Date or contacts of the Companies, Buyer or their Affiliates relating to the Companies Business or any other information pertaining to such Persons or (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of the customers of the Buyer or its Affiliates relating to the Companies Business, whether for such Seller or for any other person, firm or corporation.

            (d) Each Seller agrees that for the Noncompetition Period such Seller will not, either directly or indirectly, (i) solicit for employment or employ, or allow any corporation or business entity controlled directly or indirectly by or affiliated with such Seller to solicit for employment or employ, any person that at that time is, or at any time during the 12-month period immediately preceding the Termination Date was, an employee, consultant or agent of the Companies Business or (ii) make known to any person, firm or corporation that is engaged in the Companies Business, or executive recruiting or search firms that have clients engaged in the Companies Business, the names of any person that at that time is, or at any time during the 12-month period immediately preceding the Termination Date was, an employee, consultant or agent of the Buyer or its Affiliates relating to the Companies Business.

            (e) The representations and covenants contained in this Section 5.4 on the part of each Seller will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of any Seller against the Buyer or any officer, director, or other Seller, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of the covenants of such Seller contained in this Section 5.4.

            (f) If any Seller violates any covenant contained in this Section
5.4 and the Buyer brings legal action for injunctive or other relief, the Buyer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. Accordingly, the covenants of each Seller contained in this




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



Section 5.4 shall be deemed to have durations as specified above, which periods shall be extended for the period commencing upon the date of entry by a court of competent jurisdiction of a final judgment enforcing the covenants of each Seller in this Section 5.4 and ending upon the second anniversary of such date.

            (g) The parties to this Agreement agree that the limitations contained in this Section 5.4 with respect to geographic area, duration, and scope of activity are reasonable. However, if any court shall determine that the geographic area, duration, or scope of activity of any restriction contained in this Section 5.4 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

            (h) In the event that any of the Sellers contests the validity or enforceability of any of the provisions of this Section 5.4, then such Seller hereby agrees to pay in a timely and prompt manner any and all legal fees and expenses incurred by the Buyer from time to time as a result of such contesting party's contesting of the validity or enforceability of any provision in this
Section 5.4; provided, however, the Buyer's fees and expenses shall not be paid by such Seller in the event no part of this Section 5.4 is ultimately deemed enforceable by a court of law or by settlement between the parties; and provided further, however, nothing contained in this Section 5.4 shall obligate the Buyer to pay any legal fees or expenses incurred by any Seller in connection with any litigation by the Buyer against such Seller to enforce the terms of this Section
5.4 against such Seller.

            (i) With respect to each of Umphries, Marcantel and Soileau and the other individuals listed on Schedule 6.6, the provisions of this Section 5.4 shall not be enforceable against such individual in the event such individual's employment with Buyer is terminated by Buyer without "cause" (as such term is defined under such individual's employment agreement with the Buyer); provided, however, the provisions of this Section 5.4 will remain enforceable against such individual in the event such individual's employment with Buyer is terminated by Buyer without "cause" and Buyer continues to pay such individual his then-existing salary during the Non-Competition Period.

      5.5 Purchase Price Allocation. The parties hereto agree that the Purchase Price shall be allocated among the Assets as set forth on Schedule 5.5 hereto. The parties further agree that any indemnified payments made pursuant to Section 9 hereof shall be treated as adjustment to the Purchase Price.

      5.6 Limitation on Assignments. Notwithstanding any other provision hereof, this Agreement shall not constitute nor require an assignment to Buyer of any Scheduled Contract, Scheduled Lease, Permit, license or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof or a violation of any law or any judgment, decree, order, writ, injunction, rule or regulation of any Governmental Body unless and until such consent shall have been obtained. In the case of any such Scheduled Contract, Scheduled Lease, Permit, license




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



or other right that cannot be effectively transferred to Buyer without such consent (a "Consent Required Contract"), the Sellers agree that between the date hereof and the Closing Date they will use commercially reasonable efforts to obtain or cause to be obtained the necessary consents to the transfer of any Consent Required Contract. Buyer agrees to cooperate with the Sellers in obtaining such consents and to enter into such arrangement of assumption as may be reasonably requested by each required consenting party under a Consent Required Contract. Schedule 5.6 sets forth each Consent Required Contract. In the event that the Sellers shall have failed prior to the Closing Date to obtain consents to the transfer of any Consent Required Contract and Buyer shall have waived the conditions set forth in Section 6.12, the terms of this Section 5.6 shall govern the transfer of the benefits of each such contract. Seller and Buyer shall use their best efforts after the Closing Date to obtain any required consent to the assignment to, and assumption by, Buyer of each Consent Required Contract that is not transferred to Buyer at the Closing (a "Nonassigned Contract"). With respect to the Nonassigned Contracts and any of the Assets that are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, such Assets shall be held by the Companies in trust for the Buyer and shall be performed by the Buyer in the name of the Companies and all benefits and obligations derived thereunder shall be for the account of the Buyer; provided, however, that where entitlement of the Buyer to such Assets hereunder is not recognized by any third party, the Seller shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of the Seller against such third party.

      5.7   Stockholder Approval; Voting; Restriction on Disposition.

            (a) Each Stockholder hereby irrevocably (i) waives notice of a meeting of shareholders for purpose of approving and adopting this Agreement as contemplated by Section 121 of the Louisiana Business Corporation Law ("LBCL"),
(ii) approves and adopts, and consents to the approval and adoption of this Agreement, the transfer of the Business and Assets as provided for herein and all of the Contemplated Transactions, and (iii) waives any right to dissent or seek any appraisal rights on account of the Contemplated Transactions. The Companies and the Stockholders shall take such additional action as may be necessary under the LBCL to approve the Contemplated Transactions.

            (b) Except as contemplated by this Agreement, prior to the earlier of the Closing or the termination of this Agreement as provided for herein, each of the Stockholders agrees that such Stockholder will not contract to sell, sell, encumber or otherwise transfer or dispose of any shares of the Companies' stock or any interest therein, or grant any option or other right in respect thereof, or grant any voting rights with respect thereto, without the prior written consent of Buyer.






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



                                  ARTICLE VI

                            CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF BUYER TO CLOSE

      The obligations of Buyer to consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part), and each of the Sellers shall use commercially reasonable efforts to cause such conditions to be fulfilled; provided, however, Buyer's election to proceed with the closing of the Contemplated Transactions shall not be deemed a waiver of any breach of any representation, warranty or covenant contained herein, whether or not known to Buyer or existing on the Closing Date:

      6.1 Accuracy of Representations. Each of the representations and warranties of the Sellers set forth in this Agreement shall have been true, complete and accurate in all material respects as of the date of this Agreement, and shall be true, complete and accurate in all material respects as of the Closing Date as if made on the Closing Date, disregarding all references in such representations and warranties to "material", "materially", "Material Adverse Change", "in all material respects" or similar exceptions, with only such exceptions as would not individually or in the aggregate have a Material Adverse Effect. The Sellers shall have delivered to the Buyer certificates dated the Closing Date, and in the case of each of the Companies, signed by its officers, and in the case of each Stockholder, signed by the Stockholder or on his behalf by the Representatives, to the effect set forth above in this Section 6.1 as to the representations and warranties made by the Sellers in this Agreement.

      6.2 Performance. Each of the covenants and obligations that the Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with. The Sellers shall have delivered to the Buyer certificates dated the Closing Date, and in the case of each of the Companies, signed by its officers, and in the case of each Stockholder, signed by the Stockholder on or his behalf by the Representatives, to the effect set forth above in this Section 6.2 as to the covenants and obligation that such Seller is required to perform or comply with pursuant to this Agreement.

      6.3 No Proceedings. Since the date of this Agreement, no proceeding shall have been commenced or threatened by a third party (a) involving any challenge to, or seeking damages or other relief in connection with any of the Contemplated Transactions, (b) that could reasonably be expected to have the effect of preventing, delaying or restricting, making illegal, or otherwise interfering with, or diminishing the value to Buyer of, any of the Contemplated Transactions, or (c) that could reasonably be expected to have the effect, if adversely decided, of restricting or interfering with the Business or Assets after Closing or to have a Material Adverse Effect.

      6.4 No Prohibition. No Legal Requirement or Order shall be in effect (or enacted, promulgated, passed, announced or proposed) that (a) prohibits, restricts or




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gives rise to a cause of action with respect to any of the Contemplated
Transactions or (b) is not in effect on the date hereof, and restricts or interferes with the Business or Assets after the Closing or could reasonably be expected to have a Material Adverse Effect.

      6.5 No Material Adverse Change. During the period from the date hereof through the Closing Date, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect.

      6.6 Employment Agreements. Employment Agreements substantially in the form of Exhibit E hereto shall have been duly executed and delivered by Buyer and each of the individuals listed on Schedule 6.6 and with the salary amounts for such individuals as listed on Schedule 6.6.

      6.7 Closing Documents. Buyer shall have received from the Sellers such closing certificates, documents and opinions as Buyer and its counsel shall have reasonably requested including, without limitation, those certificates and documents to be delivered pursuant to Section 1.2(b).

      6.8 Non-Foreign Person Affidavit. Each Stockholder shall have delivered to the Buyer a duly executed affidavit in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(ii)(A) and a duly executed United States Internal Revenue Service Form W-9.

      6.9 FTC Notification. All required filings under the HSR Act, if any, shall have been made and the required waiting period or periods thereunder shall have expired without governmental objection thereto.

      6.10 Other Agreements. The Escrow Agreement, the General Conveyance, Transfer and Assignment, the Assumption Agreement and the Patent Assignment shall have been executed by the Companies, the Stockholders and the Representatives, as applicable.

      6.11 Consent Required Contracts. All consents of, and notices to, third parties that are required under the Consent Required Contracts (defined in Section 5.6) shall have been obtained and all notices to third parties of such assignments shall have been sent in accordance with the provisions of such Consent Required Contracts.

      6.12 Title Policy. Sellers shall have furnished to Buyer, at DWS' sole expense, the Title Policy.

      6.13 Environmental Review Report. Buyer shall have received, at the Companies' expense, the Phase I Surveys as to the absence of any evidence of noncompliance with any Environmental Laws that could materially affect the Business or Assets to be acquired.




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



      6.14 Audited Financial Statements. Buyer shall have received consolidated financial statements of the Companies, audited by Ernst & Young, as of and for the nine months ended September 30, 1997, reflecting consolidated EBITDA for the Companies for the nine months ended September 30, 1997, of at least $8,250,000.

                                  ARTICLE VII

                          CONDITIONS PRECEDENT TO THE
                         SELLERS' OBLIGATION TO CLOSE

      The obligation of the Sellers to consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Companies, in whole or in part), and Buyer shall use its best efforts to cause such conditions to be fulfilled; provided, however, the Sellers' election to proceed with the closing of the Contemplated Transactions shall not be deemed a waiver of any breach of any representation, warranty or covenant contained herein, whether or not known to the Sellers or existing on the Closing Date:

      7.1 Accuracy of representations. Each of the representations and warranties of Buyer in this Agreement shall have been true, complete and accurate in all material respects as of the date of this Agreement and shall be true, complete and accurate in all material respects as of the Closing Date as if made on the Closing Date, disregarding all references in such representations and warranties to "materially", "Material Adverse Change", "Material Adverse Effect", "in all material respects" or similar expressions, with only such exceptions as would not individually or in the aggregate have a material adverse effect on Buyer. The Buyer shall have delivered to each of the Sellers a certificate, dated the Closing Date and signed by an officer of the Buyer, to the effect set forth above in this Section 7.1.

      7.2 Performance. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, shall have been performed and complied with. The Buyer shall have delivered to each of the Sellers a certificate, dated the Closing Date and signed by an officer of the Buyer, to the effect set forth above in this Section 7.2.

      7.3 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly, contravene, or conflict with, or result in a violation of, or cause the Sellers to suffer any adverse consequence under, any applicable Legal Requirement or Order which was not in effect or outstanding, as appropriate, prior to the date of this Agreement.

      7.4 Closing Documents. Buyer shall have delivered such closing certificates reasonably requested by the Sellers and their counsel.

      7.5 Other Agreements. Buyer and the Escrow Agent shall have executed the Escrow Agreement and Buyer shall have executed and delivered the Employment Agreements referred to in Section 6.6.


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




      7.6 FTC Notification. All required filings under the Act, if any, shall have been made and the required waiting period or periods thereunder shall have expired without governmental objection thereto.

      7.7 Purchase Price. Buyer shall have remitted to the Sellers the Cash Consideration and to the Escrow Agent the Escrow Amount.

      7.8 No Proceedings. Since the date of this Agreement, no proceeding shall have been commenced or threatened by a third party (a) involving any challenge to, or seeking damages or other relief in connection with any of the Contemplated Transactions, or (b) that could reasonably be expected to have the effect of preventing, delaying, restricting, making illegal, or otherwise interfering with or diminishing the value to the Sellers of, any of the Contemplated Transactions.


                                 ARTICLE VIII

                                  TERMINATION

      8.1 Termination Events. This Agreement may, by written notice given prior to the Closing, be terminated:

                  (i) by Buyer, if a breach of any of the representations, warranties or covenants of the Sellers set forth in this Agreement has been committed that individually or in the aggregate may reasonably be expected to result in Damages to Buyer Indemnitees under this Agreement exceeding $750,000 and such breach has not been (A) waived by Buyer or (B) cured by the Sellers within ten (10) days after their receipt of written notice thereof from Buyer;

                  (ii) by the Companies, if a material breach of any of the representations, warranties, or covenants of Buyer set forth in this Agreement has been committed by Buyer and such breach has not been (A) waived by the Companies or (B) cured by Buyer within ten (10) days after their receipt of written notice thereof from the Companies;

                  (iii) by Buyer, if any of the conditions in Article VI has not been satisfied and if satisfaction of such condition is or becomes in the reasonable opinion of Buyer impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

                  (iv) by the Companies, if any of the conditions in Article VII has not been satisfied and if satisfaction of such condition is or becomes impossible (other than through the failure of the Sellers to comply with their obligations under this Agreement) and the Companies has not waived such condition on or before the Closing Date;

                  (v)   by mutual consent of Buyer and the Companies;

                  (vi) by Buyer if, during the period commencing on the date hereof and ending on the Closing Date, there shall have occurred any material adverse change in the operations, condition (financial or other), assets, prospects, results of operations or business of the Companies;

                  (vii) by any of the Sellers, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1998, or such later date as the parties may agree upon in writing; or

                  (viii) by the Companies if there are any nonwillful or unintentional breaches of any representations, warranties or covenants of the Companies under this Agreement that result in or have the potential to result in liabilities that individually or in the aggregate may reasonably be expected to result in Damages to Buyer Indemnitees under this Agreement exceeding $750,000 and Buyer has not waived such breaches.

      8.2 Effect of Termination. Termination of this Agreement pursuant to this
Article VIII shall terminate all obligations of the parties hereto except for the obligations under Sections 5.3, 10.1, 10.2, and 10.3, which shall survive such termination; provided, however, that termination pursuant to Section 8.1 (other than clause (v) thereof) shall not relieve the defaulting or breaching party hereunder from any liability to the other party hereto resulting from the default or breach hereunder of such defaulting or breaching party occurring prior to the date of termination.


                                  ARTICLE IX

                           INDEMNIFICATION; REMEDIES

      9.1 Survival. Subject to the limitations set forth in Section 9.4, the representations and warranties of the Companies set forth in Article II A. (Sections 2.1 through 2.27) and in any certificate or instrument delivered by the Companies in connection herewith shall survive the Closing and any investigation by the parties hereto or their representatives until the close of business on April 30, 1999, following which the Buyer shall cease to have any right to bring any action or present any claim for a breach of such representations and warranties; provided that there shall be no termination of any such representation or warranty as to which a bona fide claim has been asserted and notice of such claim has been delivered to the Representatives prior to such termination date. The representations and warranties of the Stockholders set forth in Article II B. (Sections 2.28 through 2.32) and of the Buyer set forth in Article III shall survive the Closing indefinitely and any investigation by the parties hereto or their representatives. Nothing in this
Section 9.1 or in any other provision in this Article IX shall at any time relieve any party hereto from the performance of such




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



party's agreements, covenants and undertakings set forth in this Agreement or in any of the other Operative Documents.

      9.2   Indemnification and Reimbursement by the Sellers.

            (a) Subject to the limitations set forth in Sections 9.1 and 9.4, the Sellers will jointly and severally indemnify, defend and hold harmless Buyer, its affiliates and their respective officers, directors, shareholders, successors and permitted transferees and assigns (each, a "Buyer Indemnitee") from and against, and will reimburse such parties for, any Damages (as defined in Section 9.2(b)) arising directly or indirectly from any of the following (except for breaches of any covenant of a Stockholder contained in Section 5.4 hereof, for which the Sellers shall not be jointly liable):

                  (i) any breach of any representation or warranty (it being understood that for all purposes of this Article IX, any such representation or warranty shall be interpreted without giving effect to the word "materially", "Material Adverse Change", "Material Adverse Effect", "in all material respects", or "material" or other qualifications or exceptions based on such terms) made by the Companies in this Agreement, the Schedules or any supplements to the Schedules, the Exhibits hereto, when executed, or certificates of the Companies delivered to the Buyer in connection with this Agreement;

                  (ii) any breach by the Companies of any covenant or obligation of the Companies in this Agreement (including, without limitation, the obligations set forth in Sections 5.4 and 10.1), the Exhibits hereto, when executed, or certificates of the Companies delivered to the Buyer in connection with this Agreement;

                  (iii) all Taxes payable by or assessed against the Companies or the Subsidiary with respect to any Tax period or portion of a period ended on or before the Closing Date (a "Pre-Closing Period"), but only to the extent that the specific Taxes payable or assessed are not reflected as current liabilities (excluding deferred Taxes) on the Final Closing Balance Sheet.

                  In the case of any ad valorem Tax that relates to a taxable period of the Business that begins on or before the Closing Date but does not end on or before the Closing Date (a "Straddle Period"), the portion of such Tax attributable to the Companies for each of the Pre-Closing Period and the period or portion thereof beginning on the day after the Closing Date (the "Post-Closing Period") shall be the portion attributable to the Pre-Closing Period in the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the Pre-Closing Period and the denominator of which is the number of days in the entire taxable period. The amount of such Tax remaining after subtracting the portion attributable to the Pre-Closing Period (as determined in accordance with the preceding sentence) is the amount of such Tax attributable to the Post-Closing Period; and




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




                  (iv) the ownership, management or use of any of the Assets or the conduct of the Business on or prior to the Closing Date, other than with respect to the liabilities assumed by Buyer hereunder pursuant to
      Section 1.4.

            (b) each of the Stockholders, severally and not jointly, will indemnify, defend and hold harmless each Buyer Indemnitee from and against, and will reimburse such parties for, any Damages arising directly or indirectly from
(i) any breach of any representation or warranty made by such Stockholder in this Agreement when executed or in certificates delivered by or on behalf of such Stockholder to the Buyer in connection with this Agreement; and (ii) any breach by such Stockholder of any covenant or obligation of such Stockholder in this Agreement (including, without limitation, the obligations set forth in Section 5.4) when executed or in certificates delivered by or on behalf of such Stockholder to the Buyer in connection with this Agreement.

            (c) As used in this Agreement, the term "Damages" shall mean any claims, liabilities, obligations, losses, damages (including, without limitation, any actual or punitive damages under any statutory laws, common law causes of action, contractual obligations or otherwise, Environmental Liabilities, and damages (i) to third parties for personal injury or property damage or (ii) to natural resources), deficiencies, assessments, Encumbrances, judgments or causes of action, fines, penalties, Taxes (including Taxes, if any, arising from or related to receipt of indemnity payments by the Indemnified Party hereunder), costs and expenses (including, without limitation, attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation claim, action, suit or other proceeding or demand related to the foregoing and enforcing any indemnification Claim pursuant to this Article IX).

      9.3 Indemnification and Reimbursement by Buyer. From and after the Closing, Buyer will indemnify, defend and hold harmless the Sellers, their affiliates and their respective officers, directors, shareholders, successors and permitted transferees and assigns from and against, and will reimburse such parties for, any Damages arising directly or indirectly from any of the following:

                  (i) any breach of any representation or warranty made by Buyer in this Agreement, the Schedules or any supplements to Sellers, the Exhibits hereto, when executed, or certificate delivered to the Sellers in connection with this Agreement;

                  (ii) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, the Exhibits hereto, when executed, or certificate delivered to the Sellers in connection with this Agreement; and

                  (iii) conduct of the Business and ownership or use of the Assets by the Buyer following the Closing, except where any such Damages are expressly made subject to indemnification and reimbursement by the Sellers pursuant to Section 9.2.




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      9.4 Limitations on Sellers' Indemnification Obligations. No Seller shall have liability to Buyer for indemnification under (i) Section 9.2(a)(i) for Damages arising out of non-willful and inadvertent inaccuracies in or breaches of the representations and warranties of the Companies contained in Article II
A. hereof (other than inaccuracies in or breaches of Sections 2.3 and 2.19) or
(ii) Section 9.2(a)(iv) unless and until the aggregate of all such Damages exceeds $400,000 (the "Basket Amount"), it being understood that such Damages shall accumulate until such time or times as the aggregate of all such Damages exceeds the Basket Amount, whereupon the Buyer shall be entitled to indemnification hereunder for Damages arising out of such inaccuracies or breaches to the extent that the aggregate amount thereof exceeds $200,000. The Basket Amount shall not apply to Damages arising out of the breach of the representations and warranties contained in Sections 2.3, 2.19, or of the representations and warranties of each of the Stockholders contained in Article II B., nor shall it apply to any Damages arising out of any matter subject to indemnification pursuant to clauses (ii) or (iii) of Section 9.2(a) or any matter subject to indemnification pursuant to Section 9.2(b). Notwithstanding anything herein to the contrary, the total liability of the Sellers to the Buyer Indemnitees pursuant to clauses (i) and (iv) of Section 9.2(a) shall not exceed the outstanding balance of the Escrow held by the Escrow Agent; provided however, this limitation shall not apply to Damages arising out of any matter subject to indemnification pursuant to clauses (ii) or (iii) of Section 9.2(a) or any matter subject to indemnification pursuant to Section 9.2(b).

      9.5   Procedure for Indemnification; Deferred Consideration Set-Off.

            (a) Notice of any claim, demand, or other event that may give rise to a Claim (as defined below), including a Third Party Claim (as defined below) by a party, (the "Indemnified Party") for indemnification provided for under this Agreement shall be made by written notice to the indemnifying party (the "Indemnifying Party"), which notice shall include in reasonable detail the nature of such Claim (to the extent known), and in the case of a Third Party Claim (as defined below), shall be delivered within 60 business days (for purposes of this Agreement, "business day" shall mean any holiday except a Saturday or Sunday or day for which commercial banks in Houston, Texas are generally closed for business) after receipt by such Indemnified Party of written notice of the claim, demand or other event which may give rise to such Third Party Claim; provided, however that failure to give notification of a claim, demand or other event shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within ten business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to any Third Party Claim; provided, however, that failure to provide copies of such notices and documents (including court papers) shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. For Claims being made in whole or in part by the Buyer under the Escrow Agreement, notice or delivery of documents to the Representatives shall be deemed to be sufficient notice or delivery under this Section 9.5(a).




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            (b) Any proposed claim (a "Claim") for indemnification provided for under this Agreement including any claim for indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm, Governmental Body or other entity (a "Third Party Claim") shall be conclusive and binding unless, within 30 days after delivery to the Indemnifying Party of the written notice of such Claim, the Indemnifying Party shall deliver a written statement of specific objections thereto to the Indemnified Party. If any differences are resolved by agreement of the Indemnifying Party and the Indemnified Party within 45 days after the delivery of the statement of objections to the Indemnified Party (the "Resolution Period"), then the agreed amount of such indemnity payment shall be conclusive and binding. If any differences are not resolved by agreement of the Indemnifying Party and the Indemnified Party within the Resolution Period, such differences shall be submitted (except in the event all or a portion of the Claim is being presented for payment from the Escrow Fund in accordance with the terms and conditions of the Escrow Agreement, in which case any arbitration will be held in abeyance in accordance with the second paragraph of Section 6 of the Escrow Agreement, if applicable) by the Indemnifying Party and/or the Indemnified Party to the American Arbitration Association for the appointment (in the absence of agreement by the parties as to such appointment) of a single arbitrator to resolve the dispute. The decision of the arbitrator shall be set forth in a written report delivered to the Indemnifying Party and the Indemnified Party and shall be conclusive and binding on the Indemnifying Party and the Indemnified Party. The dispute shall be settled by arbitration in Houston, Texas. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14 (the "Arbitration Act"). The parties hereto agree that pursuant to Section 9 of the Arbitration Act that a judgment of the United States District Court for the Southern District of Texas, or another court of competent jurisdiction shall be entered on the award pursuant to the arbitration. The fees, costs and expenses of the arbitrator shall be borne by the Indemnifying Party and the Indemnified Party in inverse proportion as they may prevail on matters resolved by the arbitrator, which proportionate allocation shall be determined by the arbitrator at the time the determination is rendered by the arbitrator on the merits of the matters submitted.

            (c) The Buyer shall take exclusive control over all matters relating to any Third Party Claim. Each of the Indemnified Party and the Indemnifying Party shall have the right, at its option and its own expense, to be represented by counsel of its choice and to participate in the defense, negotiation and/or settlement of the Third Party Claim. Counsel employed by the Indemnified Party or Indemnifying Party, as applicable, shall act in an advisory capacity only with respect to the defense provided by the Companies. The Buyer shall in good faith defend each such claim with counsel selected by the Buyer and reasonably acceptable to the Indemnified Party and the Indemnifying Party. The Buyer shall keep the Indemnified Party and the Indemnifying Party fully informed at all times of the status of the Third Party Claim. The Buyer, the Indemnifying Party and the Indemnified Party shall cooperate in order to insure the proper and adequate defense of the Third Party Claim which assistance shall include, without limitation, making available to the other party all pertinent information under its control as to the claim and making appropriate personnel



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reasonably available for any discovery or trial. The Buyer shall notify the
Indemnified Party and the Indemnifying Party prior to settling or compromising any Third Party Claim.

            (d) The Indemnifying Party shall provide indemnity payments to the Indemnified Party, in the case the Indemnified Party is Buyer, for any applicable Damages upon demand by the Indemnified Party first pursuant to the Escrow Agreement; provided, however, with respect to Claims relating to the representations, warranties and covenants contained in Sections 1.8, 4.7, 5.1,
5.4 or 10.1, the Buyer may elect to receive indemnity payments by certified or cashier's check from the Sellers before electing to receive payments under the Escrow Agreement. If any Seller shall at any time owe or otherwise become liable to Buyer for any amount, in addition to Buyer's or the Companies' other rights hereunder, at law or in equity, Buyer and the Companies shall have the right to offset any such amount against any amount held by or owed to Buyer or the Companies for the account of or by any of the Stockholders.

      9.6 Escrow. The Buyer shall deliver the Escrow Amount to the Escrow Agent at the Closing, which shall be held and maintained by the Escrow Agent in accordance with the Escrow Agreement as an Escrow (the "Escrow") available to satisfy the indemnification rights of the Buyer Indemnitees set forth in Section 9.2(a). Notwithstanding any other provision hereof or of the Escrow Agreement, the Representatives, acting on behalf of the Sellers, shall be entitled to receive immediately following the close of business on April 30, 1998, an amount equal to (i) $3,000,000.00 less (ii) the sum of (A) the amount of all payments theretofore made to any Buyer Indemnitee by the Escrow Agent for any Claims and
(B) the amount of any Damages which are the subject of outstanding Claims by the Buyer Indemnitees. Thereafter, the Representatives shall be entitled to receive the remaining funds in the Escrow (less the amount of any Damages which are the subject of outstanding Claims by the Buyer Indemnitees) immediately following the close of business on April 30, 1999.

      9.7 Appointment of Representatives. Each of the Stockholders hereby constitutes and appoints Henry R. J. Cournoyer and Francis I. Bourque, Jr. as such Seller's duly authorized representatives and attorneys-in-fact (the "Representatives") for all purposes of this Agreement, the Escrow Agreement and all actions to be taken hereunder and thereunder, having jointly (and not individually) the power and authority, without limitation, (i) to execute and deliver, for and on behalf of such Seller, the Escrow Agreement or any other documents, certificates, or instruments required to be executed in connection with the Contemplated Transactions; (ii) to act for and on behalf of such Seller with respect to any disputes arising under this Agreement and the Escrow Agreement; (iii) to exercise any investment authority conferred upon them by the Escrow Agreement; and (iv) to execute and deliver, for and on behalf of such Seller, all certificates, confirmations and other documents (including those contemplated by Article VI hereof) as shall be necessary and appropriate to consummate the Contemplated Transactions and to fulfill any and all of such Seller's obligations hereunder. Such power and authority of the Representatives shall be irrevocable. In the event either of the Representatives shall die or become disabled or for any other reason shall cease to function in the foregoing capacity, the other Representative shall have



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full power and authority to so function individually. Each Seller expressly acknowledges and agrees that neither of the Representatives shall have liability to such Seller for errors in judgment or any acts or omissions in connection herewith, whether or not disclosed and whether or not due to his negligence, unless caused by his willful misconduct. The Representatives shall be indemnified from the Escrow out of the proceeds available to the Sellers therefrom for any expenses or liabilities (including costs of investigation and attorneys' fees) that they or either of them may incur by reason of claims made against them or either of them in their capacity as Representatives hereunder, whether or not due to negligence, unless such expense or liability is caused by such Representatives' willful misconduct or such indemnification is prohibited by applicable law. To the extent such indemnification obligation shall not be satisfied by such Seller individually, the Representatives are authorized and empowered to withhold from such Seller's share of the funds held in the Escrow, upon release thereof to the Representatives, such amounts as shall be required in order to satisfy such indemnification obligation.


                                   ARTICLE X

                              GENERAL PROVISIONS

      10.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of all their respective counsel and representatives.

      10.2 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered, if delivered by hand (with written confirmation of receipt) or sent by telecopy (with telephone confirmation of receipt), (b) three days after deposited in the mails, if sent via certified mail, with return receipt requested, or (c) one day after sending, if sent by a nationally recognized overnight delivery service (receipt requested) specifying next day delivery, in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

      If to the Sellers, to the names and addresses as set forth on Schedule 10.2, with copies to each of the Representatives at their respective addresses set forth on Schedule 10.2:

      If to Buyer:      Dailey International Inc.
                        One Lawrence Center
                        P.O. Box 1863
                        Conroe, Texas  77305
                        Attention:  General Counsel



      with a copy to:   Fulbright & Jaworski L.L.P.
                        1301 McKinney, Suite 5100
                        Houston, Texas 77010-3095
                        Attention: Robert F. Gray, Jr.







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      10.3 Jurisdiction; Service of Process. Any suit, action or other proceeding seeking to enforce any provision of, or based upon any right arising out of, in connection or in any way relating to, this Agreement shall be brought only in the United States District Court for the Eastern District of Texas or, if such court does not have subject matter jurisdiction, the District Court of the State of Texas, County of Harris. Each party hereby irrevocably consents and submits to the jurisdiction and venue of such courts, and irrevocably waives any objection which it may now or hereafter he to the venue of any suit, action or proceeding brought in such courts and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum and lack of jurisdiction.

      10.4 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      10.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power or privilege. Without limiting the generality of the foregoing, absent a waiver in writing as aforesaid, the parties hereto shall not by proceeding with the Closing be deemed to have waived any breach of any representation and warranty or covenant by the other parties hereto even if it had knowledge of such breach prior to the Closing.

      10.6 Entire Agreement and Modification. Except as set forth in the final sentence of this Section 10.6, this Agreement (including the Exhibits and Schedules hereto) supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its and their subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Notwithstanding the foregoing, the terms and conditions and obligations of the respective parties hereto contained in that Letter Agreement dated May 29, 1997, by and between Buyer and DSI and the Companies shall survive the execution of this Agreement, except to the extent the parties are required to disclose information related to this Agreement or the Contemplated Transactions (i) in filings with the FTC or Justice Department or (ii) pursuant to the disclosure requirements contained in the Securities Act or Exchange Act, whether by press release, in a private placement memorandum, or otherwise.






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      10.7 Assignments, Successors, and No Third Party Rights. None of the
parties may assign any of their respective rights under this Agreement without the prior consent of the other parties, provided, however, that no consent shall be required of Buyer to assign its rights (but not delegate or assign its obligations) hereunder, in whole or in part, to one or more of its affiliates or pledge and assign its rights hereunder to the financial institutions providing financing to the Buyer in connection with the Contemplated Transactions, as security for the Buyer's obligations to such institutions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors, permitted assigns, heirs, executors, and personal representatives of the parties. Except as provided in this Section 10.7, nothing in this Agreement, express or implied, is intended to or shall confer on, any person other than any of the parties hereto, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors, assigns, heirs, executors, and personal representatives.

      10.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      10.9 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      10.10 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Texas without regard to its principles pertaining to conflict of laws.

      10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      10.12 Construction. The provisions of this Agreement were negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all of the parties hereto. Unless expressly provided otherwise in this Agreement, or unless the context requires otherwise (i) the singular shall mean the plural, the plural shall mean the singular and the use of any gender shall include all genders; and all references to any particular party defined herein shall be deemed to refer to each and every person defined herein as such party individually, and to all of them, collectively, jointly and severally as though each were named wherever the applicable defined term is used; (ii) all references to "Articles" and "Sections" shall be deemed to refer to the provisions of this Agreement and all references to "Schedules" and "Exhibits" shall be deemed to refer




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to the schedules and exhibits annexed to this Agreement; (iii) all references to time herein shall mean Central Standard Time or Central Daylight Time, as then in effect; and (iv) all references to sections, subsections, paragraphs or other provisions of any Legal Requirement that consists of a law, ordinance, regulation, statute or treaty, shall be deemed to include successor, amended, renumbered and replacement provisions thereof through the Closing Date.

                       SIGNATURES BEGIN ON THE NEXT PAGE




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



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            DAILEY INTERNATIONAL INC.



                                    By: ______________________________________
                                        James F. Farr
                                        President and Chief Executive Officer


                                    DIRECTIONAL WIRELINE SERVICES, INC.



                                    By: ______________________________________
                                        Name: ________________________________
                                        Title: _______________________________



                                    DAMCO SERVICES, INC.



                                    By: ______________________________________
                                        Name: ________________________________
                                        Title: _______________________________



                                    DAMCO TONG SERVICES, INC.


                                    By: ______________________________________
                                        Name: ________________________________
                                        Title: _______________________________






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


SHAREHOLDERS



--------------------------------------      ---------------------------------
        Henry R. J. Cournoyer                            Spouse



--------------------------------------      ---------------------------------
       Francis I. Bourque, Jr.                           Spouse



--------------------------------------      ---------------------------------
           Edrick Fontenot                               Spouse



--------------------------------------      ---------------------------------
            Joseph McGoey                                Spouse



--------------------------------------      ---------------------------------
            Randy Raymond                                Spouse



--------------------------------------      ---------------------------------
         Darwin Ladon Miller                             Spouse



--------------------------------------      ---------------------------------
            Don Umphries                                 Spouse



--------------------------------------      ---------------------------------
           Emile Marcantel                               Spouse



--------------------------------------      ---------------------------------
           Charles Soileau                               Spouse




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